UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Targa Resources Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TARGA RESOURCES CORP.

1000 Louisiana Street

Suite 4300

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Targa Resources Corp.:

Notice is hereby given that the Annual Meeting of Stockholders of Targa Resources Corp. (the “Company”) will be held at 1000 Louisiana Street, Suite 4300, Houston, TX 77002 on May 22, 2017, at 11:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect four Class I Directors, each for a term of three years.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2017.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the “Executive Compensation and Other Information” section of the accompanying proxy statement as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussions.

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers to occur every three years, every two years or every year.

5.	To approve the adoption of the Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan.

6.	To approve the issuance of shares of our common stock upon conversion of our Series A Preferred Stock and exercise of our outstanding Warrants.

7.	To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 3, 2017.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.envisionreports.com/TRGP or by phone at 1-800-652-8683 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Paul W. Chung
Secretary
Houston, Texas
March 28, 2017

TARGA RESOURCES CORP.

(the “Company”)

1000 Louisiana Street

Suite 4300

Houston, Texas 77002

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of the Company (the “Board of Directors” or “Board”) requests your Proxy for the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held May 22, 2017, at 11:00 a.m. Central Time, at 1000 Louisiana Street, Suite 4300, Houston, TX 77002. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. Only stockholders of the Company (or their authorized representatives) and the Company’s invited guests may attend the Annual Meeting. All attendees should be prepared to present government-issued photo identification (such as a driver’s license or passport) for admittance. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), the Company is making this proxy statement and its Annual Report on Form 10-K available to its stockholders electronically via the internet. The Company is sending on or about April 7, 2017, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the close of business on April 3, 2017, which Notice will include (i) instructions on how to access the Company’s proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by Proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

QUORUM AND VOTING

Voting Stock. The Company’s common stock, par value $0.001 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting will be the close of business on April 3, 2017. As of the record date, we estimate there will be approximately 196,037,604 shares of common stock outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Vote Required. The votes required to pass each proposal is as follows:

Proposal	Required Vote for Approval	Broker Discretionary Voting and Impact of Broker Non-Votes	Impact of Abstentions
Item 1 (Election of Directors)	The affirmative vote of a majority of the votes cast with respect to that director’s election (meaning that the number of the votes cast “for” a director’s election must exceed the number of the votes cast “against” that director’s election).	Brokers do not have discretionary authority to vote on this item. Broker non-votes are not considered votes cast and do not affect the outcome.	Abstentions are not considered votes cast and do not affect the outcome.

Item 2 (Ratification of the Appointment of Independent Auditors)	The affirmative vote of a majority of the shares present and entitled to vote.	Brokers have discretionary authority in the absence of timely instructions from their customers to vote on this item. As a result, there will be no broker non-votes with respect to this item.	Abstentions are treated as present and entitled to vote and will have the same effect as a vote against this item.

Proposal	Required Vote for Approval	Broker Discretionary Voting and Impact of Broker Non-Votes	Impact of Abstentions
Item 3 (Advisory Vote to Approve the Compensation of Named Executive Officers)

The affirmative vote of a majority of the shares present and entitled to vote.

This advisory vote is not binding on the company, the Compensation Committee (as defined herein) or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs.

		Brokers do not have discretionary authority to vote on this item. Broker non-votes are not considered to be entitled to vote and do not affect the outcome.	Abstentions are treated as present and entitled to vote and will have the same effect as a vote against this item.

Item 4 (Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Named Executive Officers)

The affirmative vote of a majority of the shares present and entitled to vote.

However, because this item has three possible substantive responses (every three years, every two years or every one year), if no response receives the affirmative vote of a majority of the shares present and entitled to vote, we will consider stockholders to have “approved” the frequency selected by a plurality of the shares present and entitled to be voted.

		Brokers do not have discretionary authority to vote on this item. Broker non-votes are not considered to be entitled to vote and do not affect the outcome.	Abstentions are treated as present and entitled to vote and will have the same effect as a vote against each of the three possible responses to this item.

Item 5 (Adoption of Amended and Restated Plan)	The affirmative vote of a majority of the votes cast.	Brokers do not have discretionary authority to vote on this item. Broker non-votes are not considered votes cast and do not affect the outcome.	Abstentions are treated as votes cast and will have the same effect as a vote against this item (in accordance with applicable NYSE standards).

Proposal	Required Vote for Approval	Broker Discretionary Voting and Impact of Broker Non-Votes	Impact of Abstentions
Item 6 (Issuance of Shares of Common Stock Upon Conversion of Series A Preferred Stock and Exercise of Outstanding Warrants)

The affirmative vote of a majority of the shares present and entitled to vote.

In calculating the votes for Item 6, the number of shares of common stock issued upon exercise of the Warrants (as defined herein) as of the record date for the Annual Meeting will be subtracted from the total number of affirmative votes for Item 6 and also from the total number of votes cast in connection with Item 6.

		Brokers do not have discretionary authority to vote on this item. Broker non-votes are not considered to be entitled to vote and do not affect the outcome.	Abstentions are treated as present and entitled to vote and will have the same effect as a vote against this item.

If your shares of common stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder of record that you must follow in order for your shares to be voted at the Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners.

Default Voting. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted consistent with the Board of Directors’ recommendation as follows:

•	FOR the election of the four persons named in this proxy statement as the Board of Directors’ nominees for election as Class I Directors.

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s auditors for 2017.

•	FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

•	FOR a frequency of “ONE YEAR” for future advisory votes on the compensation of our named executive officers.

•	FOR approval of the adoption of the Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan (the “Amended and Restated Plan”).

•	FOR the approval of the issuance of shares of our common stock upon conversion of our Series A Preferred Stock and exercise of our outstanding Warrants.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

ITEM ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class I Directors of the Company to serve for a three-year term to expire in 2020 and until either they are reelected or their successors are elected and qualified:

Charles R. Crisp

Laura C. Fulton

Michael A. Heim

James W. Whalen

Messrs. Crisp, Heim and Whalen and Ms. Fulton are currently serving as Directors of the Company. Their biographical information is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

Our bylaws provide that in an uncontested election, each director will be elected by the affirmative vote of a majority of the votes cast with respect to that director’s election (meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election). Pursuant to our bylaws, each incumbent director nominated for election must submit an irrevocable resignation, contingent on (i) not receiving a majority of the votes cast in an uncontested election, and (ii) acceptance of that proffered resignation by the Board of Directors in accordance with the following policies and procedures. In the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the proffered resignation, taking into account such committee’s recommendation, and publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety days following certification of the election results. Such committee, in making its recommendation, and the Board of Directors, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The director whose resignation is being considered will not participate in the deliberations of such committee or the Board of Directors with respect to whether to accept such director’s resignation. If the director’s resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is duly elected, or until his or her earlier resignation or removal.

Vote Required

The affirmative vote of a majority of the votes cast with respect to each director’s election is required to elect that director (meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in “Item One—Election of Directors” above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age (1)	Position
Joe Bob Perkins	56	Chief Executive Officer and Director
James W. Whalen	75	Executive Chairman of the Board and Director
Michael A. Heim	68	Vice Chairman of the Board and Director
Jeffrey J. McParland	62	President—Administration
Paul W. Chung	57	Executive Vice President, General Counsel and Secretary
Matthew J. Meloy	39	Executive Vice President and Chief Financial Officer
D. Scott Pryor	54	Executive Vice President – Logistics and Marketing
Patrick J. McDonie	56	Executive Vice President – Southern Field Gathering and Processing
Dan C. Middlebrooks	60	Executive Vice President – Northern Field Gathering and Processing
Clark White	57	Executive Vice President – Engineering and Operations
Robert Muraro	40	Executive Vice President – Commercial
Rene R. Joyce	69	Director
Charles R. Crisp	69	Director
Chris Tong	60	Director
Ershel C. Redd Jr.	69	Director
Laura C. Fulton	53	Director
Waters S. Davis, IV	63	Director
Robert B. Evans	68	Director

(1)	Ages as of March 20, 2017.

Joe Bob Perkins has served as Chief Executive Officer and director of the Company and the general partner (the “General Partner”) of Targa Resources Partners LP (the “Partnership”) since January 1, 2012. Mr. Perkins previously served as President of the Company between the date of its formation on October 27, 2005 and December 31, 2011 and of the General Partner between October 2006 and December 31, 2011. He also served as President of predecessor companies from 2003 through 2005. Mr. Perkins was an independent consultant in the energy industry from 2002 through 2003 and was an active partner in an outdoor advertising firm during a portion of such time period. Mr. Perkins served as President and Chief Operating Officer for the Wholesale Businesses, Wholesale Group and Power Generation Group of Reliant Resources, Inc. and its parent/predecessor companies, from 1998 to 2002 and Vice President, Corporate Planning and Development, of Houston Industries from 1996 to 1998. He served as Vice President, Business Development, of Coral Energy Holding, L.P. (“Coral”) from 1995 to 1996 and as Director, Business Development, of Tejas Gas Corporation (“Tejas”) from 1994 to 1995. Prior to 1994, Mr. Perkins held various positions with the consulting firm of McKinsey & Company and with an exploration and production company. Mr. Perkins’ intimate knowledge of all facets of the Company, derived from his service as President from its founding through 2011 and his current service as Chief Executive Officer and director, coupled with his broad experience in the oil and gas industry, and specifically in the midstream sector, his engineering and business educational background and his experience with the investment community enable Mr. Perkins to provide a valuable and unique perspective to the board on a range of business and management matters.

James W. Whalen has served as Executive Chairman of the Board of the Company and the General Partner since January 1, 2015. Mr. Whalen has also served as a director of the Company since its formation on October 27, 2005 and of the General Partner since February 2007. He also served as director of an affiliate of the Company during 2004 and 2005. Mr. Whalen previously served as Advisor to Chairman and CEO of the Company and, the General Partner between January 1, 2012 and December 31, 2014. He served as Executive

Chairman of the Board of the Company between October 25, 2010 and December 31, 2011 and of the General Partner between December 15, 2010 and December 31, 2011. He also served as President—Finance and Administration of the Company between January 2006 and October 2010 and the General Partner between October 2006 and December 2010 and for various Targa subsidiaries since November 2005. Between October 2002 and October 2005, Mr. Whalen served as the Senior Vice President and Chief Financial Officer of Parker Drilling Company. Between January 2002 and October 2002, he was the Chief Financial Officer of Diversified Diagnostic Products, Inc. He served as Chief Commercial Officer of Coral from February 1998 through January 2000. Previously, he served as Chief Financial Officer for Tejas from 1992 to 1998. Mr. Whalen brings a breadth and depth of experience as an executive, board member, and audit committee member across several different companies and in energy and other industry areas. His valuable management and financial expertise includes an understanding of the accounting and financial matters that the Company and industry address on a regular basis.

Michael A. Heim has served as a director of the Company since March 1, 2016 and Vice Chairman of the Board since March 11, 2016. He has also served as a director and Vice Chairman of the Board of the General Partner since November 12, 2015. Mr. Heim previously served as President and Chief Operating Officer of the Company and the General Partner between January 1, 2012 and November 12, 2015. Mr. Heim previously served as Executive Vice President and Chief Operating Officer of the Company between the date of its formation on October 27, 2005 and December 2011 and of the General Partner between October 2006 and December 2011. He also served as an officer of an affiliate of the Company during 2004 and 2005 and was a consultant for the affiliate during 2003. Mr. Heim also served as a consultant in the energy industry from 2001 through 2003 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Heim served as Chief Operating Officer and Executive Vice President of Coastal Field Services, a subsidiary of The Coastal Corp. (“Coastal”) a diversified energy company, from 1997 to 2001 and President of Coastal States Gas Transmission Company from 1997 to 2001. In these positions, he was responsible for Coastal’s midstream gathering, processing, and marketing businesses. Prior to 1997, he served as an officer of several other Coastal exploration and production, marketing and midstream subsidiaries.

Jeffrey J. McParland has served as President—Administration of the Company and the General Partner since February 22, 2017. He previously served as President—Finance and Administration of the Company between October 25, 2010 and February 22, 2017 and of the General Partner between December 15, 2010 and February 22, 2017. He has also served as Executive Vice President and Chief Financial Officer of the Company between October 27, 2005 and October 25, 2010. He also served as an officer of an affiliate of the Company during 2004 and 2005 and was a consultant for the affiliate during 2003. He served as Executive Vice President and Chief Financial Officer of the General Partner between October 2006 and December 15, 2010 and served as a director of the General Partner from October 2006 to February 2007. Mr. McParland served as Treasurer of the Company from October 27, 2005 until May 2007 and of the General Partner from October 2006 until May 2007. Mr. McParland served as Senior Vice President, Finance of Dynegy Inc., a company engaged in power generation, the midstream natural gas business and energy marketing, from 2000 to 2002. In this position, he was responsible for corporate finance and treasury operations activities. He served as Senior Vice President, Chief Financial Officer and Treasurer of PG&E Gas Transmission, a midstream natural gas and regulated natural gas pipeline company, from 1999 to 2000. Prior to 1999, he worked in various engineering and finance positions with companies in the power generation and engineering and construction industries.

Paul W. Chung has served as Executive Vice President, General Counsel and Secretary of the Company since its formation on October 27, 2005 and of the General Partner since October 2006. He also served as an officer of an affiliate of the Company during 2004 and 2005. Mr. Chung served as Executive Vice President and General Counsel of Coral from 1999 to April 2004; Shell Trading North America Company, a subsidiary of Shell Oil Company (“Shell”), from 2001 to April 2004; and Coral Energy, LLC from 1999 to 2001. In these positions, he was responsible for all legal and regulatory affairs. He served as Vice President and Assistant General Counsel of Tejas from 1996 to 1999. Prior to 1996, Mr. Chung held a number of legal positions with different companies, including the law firm of Vinson & Elkins L.L.P.

Matthew J. Meloy has served as Executive Vice President and Chief Financial Officer of the Company and the General Partner since May 2015. He also served as Treasurer of the Company and the General Partner until December 2015. Mr. Meloy previously served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since October 25, 2010 and of the General Partner since December 15, 2010. He also served as Vice President—Finance and Treasurer of the Company between April 2008 and October 2010, and as Director, Corporate Development of the Company between March 2006 and March 2008 and of the General Partner between March 2006 and March 2008. He has served as Vice President—Finance and Treasurer of the General Partner between April 2008 and December 15, 2010. Mr. Meloy was with The Royal Bank of Scotland in the structured finance group, focusing on the energy sector from October 2003 to March 2006, most recently serving as Assistant Vice President.

D. Scott Pryor, has served as Executive Vice President—Logistics and Marketing of the Company and the General Partner since November 12, 2015. Mr. Pryor previously served as Senior Vice President—NGL Logistics & Marketing of Targa Resources Operating LLC (“Targa Operating”) and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President of Targa Operating between July 2011 and May 2014 and has held officer positions with other Partnership subsidiaries since 2005.

Patrick J. McDonie, has served as Executive Vice President—Southern Field Gathering and Processing of the Company and the General Partner since November 12, 2015. Mr. McDonie previously served as President of Atlas Pipeline Partners GP LLC (“Atlas”), which was acquired by the Partnership on February 28, 2015, between October 2013 and February 2015. He also served as Chief Operating Officer of Atlas between July 2012 and October 2013 and as Senior Vice President of Atlas between July 2012 and October 2013. He served as President of ONEOK Energy Services Company, a natural gas transportation, storage, supplier and marketing company between May 2008 and July 2012.

Dan C. Middlebrooks, has served as Executive Vice President—Northern Field Gathering and Processing of the Company and the General Partner since November 12, 2015. Mr. Middlebrooks previously served as Senior Vice President—Field G&P of Targa Operating and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President—Supply and Business Development of various subsidiaries of Targa Operating between June 2010 and May 2014 and has held officer positions with other Partnership subsidiaries since 2008.

Clark White, has served as Executive Vice President—Engineering and Operations of the Company and the General Partner since November 12, 2015. Mr. White previously served as Senior Vice President—Field G&P of Targa Operating and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President of Targa Operating between July 2011 and May 2014 and has held officer positions with other Partnership subsidiaries since 2003.

Robert Muraro has served as Executive Vice President—Commercial of the Company and the General Partner since February 22, 2017. Mr. Muraro previously served as Senior Vice President—Commercial and Business Development of Targa Midstream Services LLC (“Targa Midstream”) and various other subsidiaries of the Partnership between March 2016 and February 2017. He also served as Vice President—Commercial Development of Targa Midstream and various other subsidiaries of the Partnership between January 2013 and March 2016. He held the position of Director of Business Development between August 2004 and January 2013.

Rene R. Joyce has served as a director of the Company since its formation on October 27, 2005 and of the General Partner since October 2006. Mr. Joyce previously served as Executive Chairman of the Board of the General Partner between January 1, 2012 and December 31, 2014. He also served as Chief Executive Officer of the Company between October 27, 2005 and December 31, 2011 and the General Partner between October 2006 and December 31, 2011. He also served as an officer and director of an affiliate of the Company during 2004 and 2005 and was a consultant for the affiliate during 2003. He also served as a member of the supervisory directors of Core Laboratories N.V. until May 2013. Mr. Joyce served as a consultant in the energy industry from 2000 through 2003 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Joyce served as President of onshore pipeline operations of Coral Energy, LLC, a subsidiary of Shell from 1998 through 1999 and President of energy services of Coral, a subsidiary of Shell which was the gas and power marketing joint venture between Shell and Tejas, during 1999. Mr. Joyce served as President of various operating subsidiaries of Tejas, a natural gas pipeline company, from 1990 until 1998 when Tejas was acquired by Shell. As the founding Chief Executive Officer of the Company, Mr. Joyce brings deep experience in the midstream business, expansive knowledge of the oil and gas industry, as well as relationships with chief executives and other senior management at peer companies, customers and other oil and natural gas companies throughout the world. His experience and industry knowledge, complemented by an engineering and legal educational background, enable Mr. Joyce to provide the board with executive council on the full range of business, technical, and professional matters.

Charles R. Crisp has served as a director of the Company since its formation on October 27, 2005 and of the General Partner since March 1, 2016. He also served as a director of an affiliate of the Company during 2004 and 2005. Mr. Crisp was President and Chief Executive Officer of Coral Energy, LLC, a subsidiary of Shell from 1999 until his retirement in November 2000, and was President and Chief Operating Officer of Coral from January 1998 through February 1999. Prior to this, Mr. Crisp served as President of the power generation group of Houston Industries and, between 1988 and 1996, as President and Chief Operating Officer of Tejas. Mr. Crisp is also a director of Southern Company Gas (formerly known as AGL Resources Inc.), a subsidiary of the Southern Company, EOG Resources Inc. and Intercontinental Exchange Inc. Mr. Crisp brings extensive energy experience, a vast understanding of many aspects of our industry and experience serving on the boards of other public companies in the energy industry. His leadership and business experience and deep knowledge of various sectors of the energy industry bring a crucial insight to the board of directors.

Chris Tong has served as a director of the Company since January 2006 and of the General Partner since March 1, 2016. Mr. Tong is a director of Kosmos Energy Ltd. He also served as a director of Cloud Peak Energy Inc. from October 2009 until May 2012. He served as Senior Vice President and Chief Financial Officer of Noble Energy, Inc. from January 2005 until August 2009. He also served as Senior Vice President and Chief Financial Officer for Magnum Hunter Resources, Inc. from August 1997 until December 2004. Prior thereto, he was Senior Vice President of Finance of Tejas Acadian Holding Company and its subsidiaries, including Tejas Gas Corp., Acadian Gas Corporation and Transok, Inc., all of which were wholly-owned subsidiaries of Tejas Gas Corporation. Mr. Tong held these positions from August 1996 until August 1997, and had served in other treasury positions with Tejas since August 1989. Mr. Tong brings a breadth and depth of experience as a chief financial officer in the energy industry, a financial executive, a director of other public companies and a member of other audit committees. He brings significant financial, capital markets and energy industry experience to the board and in his position as the chairman of our Audit Committee.

Ershel C. Redd Jr. has served as a director of the Company since February 2011 and of the General Partner since March 1, 2016. Mr. Redd has served as a consultant in the energy industry since 2008 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Redd was President and Chief Executive Officer of El Paso Electric Company, a public utility company, from May 2007 until March 2008. Prior to this, Mr. Redd served in various positions with NRG Energy, Inc., a wholesale energy company, including as Executive Vice President—Commercial Operations from October 2002 through July 2006, as President—Western Region from February 2004 through July 2006, and as a director between May 2003 and December 2003. Mr. Redd served as Vice President of Business Development for Xcel Energy

Markets, a unit of Xcel Energy Inc., from 2000 through 2002, and as President and Chief Operating Officer for New Century Energy’s (predecessor to Xcel Energy Inc.) subsidiary, Texas Ohio Gas Company, from 1997 through 2000. Mr. Redd brings to the Company extensive energy industry experience, a vast understanding of varied aspects of the energy industry and experience in corporate performance, marketing and trading of natural gas and natural gas liquids, risk management, finance, acquisitions and divestitures, business development, regulatory relations and strategic planning. His leadership and business experience and deep knowledge of various sectors of the energy industry bring a crucial insight to the board of directors.

Laura C. Fulton has served as a director of the Company since February 26, 2013 and of the General Partner since March 1, 2016. Ms. Fulton has served as the Chief Financial Officer of Hi-Crush Proppants LLC since April 2012 and Hi-Crush GP LLC, the general partner of Hi-Crush Partners LP, since May 2012. From March 2008 to October 2011, Ms. Fulton served as Executive Vice President, Accounting and then Executive Vice President, Chief Financial Officer of AEI Services, LLC (“AEI”), an owner and operator of essential energy infrastructure assets in emerging markets. Prior to AEI, Ms. Fulton spent 12 years with Lyondell Chemical Company in various capacities, including as general auditor responsible for internal audit and the Sarbanes-Oxley certification process, and as the assistant controller. Prior to that, she spent 11 years with Deloitte & Touche in public accounting, with a focus on audit and assurance. As a chief financial officer, general auditor and external auditor, Ms. Fulton brings to the company extensive financial, accounting and compliance process experience. Ms. Fulton’s experience as a financial executive in the energy industry, including her current position with a master limited partnership, also brings industry and capital markets experience to the board.

Waters S. Davis, IV has served as director of the Company since July 2015 and of the General Partner since March 1, 2016. Mr. Davis has served as President of National Christian Foundation, Houston since July 2014. Mr. Davis was Executive Vice President of NuDevco LLC from December 2009 to December 2013. Prior to his employment with NuDevco, he served as President of Reliant Energy Retail Services from June 1999 to January 2002 and as Executive Vice President of Spark Energy from April 2007 to November 2009. He previously served as a senior executive at a number of private companies and as an advisor to a private equity firm, providing operational and strategic guidance. Mr. Davis also serves as a director of Milacron Holdings Corp. Mr. Davis brings expertise in the retail energy, midstream and services industries, which enhances his contributions to the board of directors.

Robert B. Evans has served as a director of the Company since March 1, 2016 and of the General Partner since February 2007. Mr. Evans is also a director of New Jersey Resources Corporation, Sprague Resources GP LLC and One Gas, Inc. Mr. Evans was the President and Chief Executive Officer of Duke Energy Americas, a business unit of Duke Energy Corp., from January 2004 until his retirement in March 2006. Mr. Evans served as the transition executive for Energy Services, a business unit of Duke Energy, during 2003. Mr. Evans also served as President of Duke Energy Gas Transmission beginning in 1998 and was named President and Chief Executive Officer in 2002. Prior to his employment at Duke Energy, Mr. Evans served as Vice President of marketing and regulatory affairs for Texas Eastern Transmission and Algonquin Gas Transmission from 1996 to 1998. Mr. Evans’ extensive experience in the gas transmission and energy services sectors enhances the knowledge of the board in these areas of the oil and gas industry. As a former President and CEO of various operating companies, his breadth of executive experiences is applicable to many of the matters routinely facing the Company.

MEETINGS AND COMMITTEES OF DIRECTORS

Board of Directors

Our Board of Directors consists of ten members. The Board of Directors reviewed the independence of our directors using the independence standards of the New York Stock Exchange (“NYSE”) and various other factors discussed under “Director Independence,” and, based on this review, determined that Messrs. Crisp, Evans,

Davis, Redd and Tong and Ms. Fulton are independent within the meaning of the NYSE listing standards currently in effect. The board held seven meetings during 2016, and its independent directors met in executive session four times during 2016. During 2016, each of the directors that served on the Board of Directors during the year attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings of all committees of the board on which that director served.

Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2020, 2018 and 2019, respectively. The Class I directors are Messrs. Crisp, Heim and Whalen and Ms. Fulton, the Class II directors are Messrs. Evans, Perkins and Redd and the Class III directors are Messrs. Davis, Joyce and Tong. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors.

Committees of the Board of Directors

Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee and may have such other committees as the Board of Directors shall determine from time to time. Each of the standing committees of the Board of Directors has the composition and responsibilities described below.

Audit Committee

The members of our Audit Committee are Messrs. Tong and Redd and Ms. Fulton. Mr. Tong is the Chairman of this committee. Our Board of Directors has affirmatively determined that Messrs. Tong and Redd and Ms. Fulton are independent as described in the rules of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has also determined that, based upon relevant experience, Mr. Tong is an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

This committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board of Directors, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements. We have adopted an Audit Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE that is posted on the Company’s website at www.targaresources.com. The Audit Committee held six meetings during 2016.

Compensation Committee

The members of our Compensation Committee are Messrs. Davis, Crisp and Evans. Mr. Davis is the Chairman of this committee. This committee establishes salaries, incentives and other forms of compensation for officers and other employees. Our Compensation Committee also administers our incentive compensation and benefit plans. We have adopted a Compensation Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE that is posted on the Company’s website at www.targaresources.com. The Compensation Committee held eight meetings during 2016. Our Board of Directors has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee has the authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors hired to assist the Compensation Committee. For 2016, the

Compensation Committee retained BDO USA, LLP (the “Compensation Consultant” or “BDO”) as its independent compensation consultant for matters related to executive and non-management director compensation. The Compensation Consultant reports to the Compensation Committee and does not provide any additional services to us.

In May 2016, the Compensation Committee considered the independence of BDO in light of SEC rules and the NYSE listing standards. The Compensation Committee requested and received a letter from BDO addressing the consulting firm’s independence, including the following factors:

•	Other services provided to us by BDO;

•	Fees paid by us as a percentage of BDO’s total revenue;

•	Policies or procedures maintained by BDO that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and members of the Compensation Committee;

•	Any stock of the Company owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and BDO or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the work of BDO did not raise any conflict of interest.

Nominating and Governance Committee

The members of our Nominating and Governance Committee are Messrs. Crisp, Davis and Tong. Mr. Crisp is the Chairman of this committee. This committee identifies, evaluates and recommends qualified nominees to serve on our Board of Directors, develops and oversees our internal corporate governance processes and maintains a management succession plan. We have adopted a Nominating and Governance Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE that is posted on the Company’s website at www.targaresources.com. The Nominating and Governance Committee held four meetings during 2016. Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent under the NYSE’s rules governing board membership.

In evaluating director candidates, the Nominating and Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the board to fulfill their duties.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) contains statements regarding our compensation programs and our executive officers’ business priorities related to our compensation programs and target payouts under the programs. These business priorities are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.

Overview

Compensatory arrangements with our executive officers identified in the Summary Compensation Table (“named executive officers”) are approved by the Compensation Committee of our Board of Directors (the “Compensation Committee”). For 2016, our named executive officers were:

Name	Position During 2016
Joe Bob Perkins	Chief Executive Officer
Michael A. Heim	Vice Chairman of the Board
Jeffrey J. McParland	President—Finance and Administration
Paul W. Chung	Executive Vice President, General Counsel and Secretary
Matthew J. Meloy	Executive Vice President and Chief Financial Officer

Our main source of cash flow is from our interests in the Partnership, and our named executive officers also served as executive officers of its General Partner during 2016. The named executive officers devote their time as needed to the conduct of our business and affairs and the conduct of the Partnership’s business and affairs. Immediately prior to completion of the merger pursuant to which the Company acquired all of the Partnership common units not already owned by it (the “Buy-In Transaction”) on February 17, 2016, the Company owned an 8.8% interest in the Partnership, including the 2% General Partner interest, and was the indirect parent of the General Partner. Following completion of the Buy-In Transaction, the Partnership’s common units ceased to be publicly traded.

The compensation information described in this CD&A and contained in the tables that follow reflects all compensation received by our named executive officers for the services they provide to us and for the services they provide to the General Partner and the Partnership for the years indicated. For 2016, all decisions regarding named executive officer compensation were made by the Compensation Committee. During 2016, the Partnership reimbursed us and our affiliates for the compensation of our named executive officers pursuant to the Partnership’s partnership agreement. See “—Transactions with Related Persons—Reimbursement of Operating and General and Administrative Expense” for additional information regarding the Partnership’s reimbursement obligations.

The Compensation Committee believes that the actions it has taken to govern compensation in a responsible way as described in this CD&A and the Company’s performance over its trading history demonstrate that our compensation programs are structured to pay reasonable amounts for performance based on our understanding of the markets in which we compete for executive talent and the returns our shareholders have realized.

We held our last advisory say on pay vote regarding executive compensation at our 2014 Annual Meeting. At that meeting, more than 99% of the votes cast by our shareholders approved the compensation paid to our named executive officers as described in the CD&A and the other related compensation tables and disclosures contained in our Proxy Statement filed with the SEC on April 7, 2014. The Board of Directors and the Compensation Committee reviewed the results of this vote and concluded that, with this level of support, no changes to our compensation design and philosophy needed to be considered as a result of the say on pay vote. In accordance with the preference expressed by our shareholders to conduct an advisory vote on executive compensation every three years, the next advisory vote will occur this year at the 2017 Annual Meeting. At the

2017 Annual Meeting, our shareholders will also have the opportunity to vote on the frequency of future advisory votes on executive compensation. See “Item 3—Advisory Vote on Executive Compensation” and “Item 4—Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers” for further information.

Summary of Key Strategic Results

As noted above, our main source of cash flow is from our general and limited partner interests and, prior to completion of the Buy-In Transaction, our incentive distribution rights in the Partnership. As described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, our 2016 strategic and operational accomplishments and our 2016 financial results (including the financial results of the Partnership on a consolidated basis) demonstrate the performance of our businesses through the industry downturn, which, along with our ongoing growth capital expenditure programs, have allowed us to increase both our business scale and diversity. In summary, some of our more significant financial, operational and strategic highlights in 2016 included:

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Excellent execution across our businesses, despite a commodity price environment substantially below expectations, with Company Adjusted EBITDA of $1.065 billion, Field G&P and export volumes essentially flat to 2015 and at or above public guidance, and dividend coverage that achieved public guidance;

•	Excellent execution on 2016 growth capital expenditures of approximately $506 million for expansion projects completed or on track to be completed on time and near budget;

•	Continued development of our potential future expansion project portfolio;

•	Excellent financial execution including capital raising and balance sheet and liquidity management while funding growth expenditures and maintaining dividend per share; and

•

A continued strong track record and performance regarding safety, including industry safety recognition in 2016, although less than satisfactory performance with respect to maintaining adequate internal controls, and strong compliance performance in all other aspects of our business, including environmental and regulatory compliance.

See “—Components of Executive Compensation Program for Fiscal 2016—Annual Incentive Bonus” for further discussion of certain of these summary highlights. Please also see our Annual Report on Form 10-K for the year ended December 31, 2016 for a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities.

As we enter 2017, our industry continues to be significantly impacted by low crude oil, natural gas and NGL prices. In this period of commodity price uncertainty, we have adapted our business strategies to preserve liquidity and financial strength. We believe the Buy-In Transaction, which was completed on February 17, 2016, and other financial measures completed during 2016, including the private placement of the Series A Preferred Stock by the Company, the senior notes offerings by the Partnership and the amendment and extension of the Partnership’s credit facility, have already provided immediate benefits and will provide long-term benefits to the Company’s and the Partnership’s investors, and best positions the combined companies to manage successfully through the current commodity price environment with an improved coverage and credit profile, simplified corporate structure and lower cost of capital.

Summary of 2016 and 2017 Compensation Decisions

While the compensation arrangements for our named executive officers during fiscal 2016 remained substantially similar to those in place during fiscal 2015, specific compensatory actions in 2016 included the following:

•	2016 Annual Bonus Pool and NEO Awards Paid in a Combination of Stock and Cash. Even though our overall performance on the 2016 business priorities significantly exceeded expectations for the year (as was the case for 2015), in light of the challenging industry conditions in 2016 and early 2017 and continued uncertainty in the market, the bonus pool was funded at 125% of target under the 2016 Bonus Plan. In connection with this approval and our current focus on reducing cash expenses, the Compensation Committee approved settlement of the 2016 bonuses in a combination of cash and restricted stock unit awards, instead of all-cash bonuses, for all Company officers including the named executive officers. The restricted stock unit awards will vest in full three years after the date of grant of the award, subject to continued employment of the officers through that date. See “—Components of Executive Compensation Program for Fiscal 2016—Annual Incentive Bonus” for additional information.

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No Changes to NEO Compensation Levels (Except for Mr. Meloy). In the context of the difficult industry environment, the Compensation Committee approved management’s recommendations for no changes to the base salaries, target bonus percentages and long-term equity incentive award opportunities for the named executive officers for 2016, other than Mr. Meloy. The changes to Mr. Meloy’s compensation were made consistent with a multi-year phased transition to bring his total direct compensation more closely in line with the total direct compensation provided to similarly situated executives at companies within our 2016 Peer Group, adjusted for company size.

•

CEO and Executive Chairman Base Salary Paid in Stock. Consistent with the recommendation of Mr. Perkins and Mr. Whalen, and at their request and in the context of a difficult industry environment including commodity price levels and related uncertainties and the resulting impact on the Company’s businesses and customers, the Compensation Committee approved awards of quarterly grants of restricted stock to Mr. Perkins and to Mr. Whalen in lieu of all of their 2016 base salary. See “—Components of Executive Compensation Program for Fiscal 2016—Base Salary” for additional information.

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No Partnership Equity Awards Due to Buy-In Transaction. For 2016, the Compensation Committee awarded the full amount of the annual long-term equity incentive awards in the form of restricted stock unit awards under our Stock Incentive Plan (instead of utilizing a combination of long-term incentive awards settled in both Company equity and Partnership equity as had been the case in recent years) due to the pending closing of the Buy-In Transaction, which resulted in Partnership common units ceasing to be publicly traded. As discussed in further detail below under “—Changes for 2017—Long-Term Equity Incentive Awards,” for the Company’s 2017 long-term equity incentive awards, the Compensation Committee granted a portion of such 2017 awards in the form of performance share units tied to relative total shareholder return.

With respect to 2017 compensation, the Compensation Committee has made the following determinations, which are described in greater detail below under “—Changes for 2017”:

•

Increases to 2017 Total Compensation and Limited Increases to Base Pay. For 2017, base salary raises were approved for the named executive officers (other than Messrs. Heim and McParland) ranging from 2.0% to 3.4%. The Compensation Committee authorized base salary increases for certain of the named executive officers in order to align the total direct compensation of these individuals more closely with the total direct compensation provided to similarly situated executives at companies within our 2017 Peer Group, adjusted for company size, and, in the case of Mr. Meloy, to reflect professional growth and the assumption of additional responsibilities. See “—Changes for 2017—2017 Peer Group” for a description of the companies that comprise the 2017 Peer Group. In addition, for 2017 under our annual incentive bonus plan, the target bonus percentages for our named executive officers (other than Mr. Heim) were increased in order to align their total direct compensation more closely with the total direct compensation provided to similarly situated officers at companies within our 2017 Peer Group, adjusted for company size. For similar reasons, the long-term equity incentive award opportunities for 2017 for the named executive officers (other than Mr. Heim) were also increased.

•	New Performance-Based Equity Award Component. For 2017, the Compensation Committee awarded long-term equity incentive awards in the form of both restricted stock unit awards and performance share units under our Stock Incentive Plan. The vesting of the performance share units is dependent on the satisfaction of a combination of certain service-related conditions and the Company’s total shareholder return (“TSR”) relative to the TSR of the members of a specified comparator group of publicly-traded midstream companies (the “LTIP Peer Group”) measured over designated periods. The overall performance period for the 2017 performance share units begins on January 1, 2017 and is designated to end on December 31, 2019, and the TSR performance factor is determined by the Compensation Committee at the end of the overall performance period based on relative performance over the designated weighting periods as follows: (i) 25% based on annual relative TSR for the first year; (ii) 25% based on annual relative TSR for the second year; (iii) 25% based on annual relative TSR for the third year; and (iv) the remaining 25% based on cumulative three year relative TSR over the entirety of the performance period. With respect to each weighting period, the Compensation Committee determines the “guideline performance percentage,” which could range from 0% to 250%, based upon the Company’s relative TSR performance for the applicable period. The TSR performance factor will be calculated by averaging the guideline performance percentage for each weighting period, and the average percentage may then be decreased or increased by the Compensation Committee in its discretion. Provided a named executive officer remains continuously employed through the end of 2019, he will become vested, as soon as practicable following December 31, 2019, in a number of performance share units equal the target number awarded multiplied by the TSR performance factor, and vested performance share units will be settled by the issuance of Company common stock. The Compensation Committee believes the performance share unit awards further align the interests of named executive officers and shareholders and provide meaningful incentives to the management team to consistently increase shareholder value over the long-term.

Discussion and Analysis of Executive Compensation

Compensation Philosophy and Elements

The following compensation objectives guide the Compensation Committee in its deliberations about executive compensation matters:

•

Competition Among Peers. The Compensation Committee believes our executive compensation program should enable us to attract and retain key executives by providing a total compensation program that is competitive with the market in which we compete for executive talent, which encompasses not only diversified midstream companies but also other energy industry companies as described in “—Methodology and Process—Role of Peer Group and Benchmarking” below.

•

Accountability for Performance. The Compensation Committee believes our executive compensation program should ensure an alignment between our strategic, operational and financial performance and the total compensation received by our named executive officers. This includes providing compensation for performance that reflects individual and company performance both in absolute terms and relative to our Peer Group.

•

Alignment with Shareholder Interests. The Compensation Committee believes our executive compensation program should ensure a balance between short-term and long-term compensation while emphasizing at-risk or variable compensation as a valuable means of supporting our strategic goals and aligning the interests of our named executive officers with those of our shareholders.

•	Supportive of Business Goals. The Compensation Committee believes that our total compensation program should support our business objectives and priorities.

Consistent with this philosophy and the compensation objectives, our 2016 executive compensation program consisted of the following elements:

Compensation Element	Description	Role in Total Compensation
Base Salary	Competitive fixed-cash compensation based on an individual’s role, experience, qualifications and performance	• A core element of competitive total compensation, important in attracting and retaining key executives

Annual Incentive Bonus	Variable payouts tied to achievement of annual financial, operational and strategic business priorities and determined in the sole discretion of the Compensation Committee

•    Aligns named executive officers with annual strategic, operational and financial results

•    Recognizes individual and performance-based contributions to annual results

•    Supplements base salary to help attract and retain executives

Long-Term Equity Incentive Awards	Restricted stock unit awards granted under our Stock Incentive Plan

•    Aligns named executive officers with sustained long-term value creation

•    Creates opportunity for a meaningful and sustained ownership stake

•    Combined with salary and annual bonus, provides a competitive target total direct compensation opportunity

Benefits	401(k) plan, health and welfare benefits

•    Our named executive officers are eligible to participate in benefits provided to other Company employees

•    Contributes toward financial security for various life events (e.g., disability or death)

•    Generally competitive with companies in the midstream sector

Post-Termination Compensation

“Double trigger” cash change in control payments

Accelerated vesting of equity awards upon certain change in control transactions and qualifying termination events

Continued vesting of equity awards following retirement, subject to provision of consulting services or compliance with non-compete obligations

•    Helps mitigate possible disincentives to pursue value-added merger or acquisition transactions if employment prospects are uncertain

•    Provides assistance with transition if post-transaction employment is not offered

•    Allows the Company to benefit from employee non-compete obligations and ongoing access to cooperative employees

Perquisites	None, other than minimal parking subsidies	• The Compensation Committee’s policy is not to pay for perquisites for any of our named executive officers, other than minimal parking subsidies

Fiscal 2016 Total Direct Compensation

We review the mix of base salary, annual incentive bonuses and long-term equity incentive awards (i.e., total direct compensation) each year for the Company and for our Peer Group. We view the various components of total direct compensation as related but distinct and emphasize pay for performance, with a significant portion of total direct compensation reflecting a risk aspect tied to long- and short-term financial and strategic goals. Although we typically target annual long-term equity incentive awards as a percentage of base salary, we have historically not operated under any formal policies or specific guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, we believe that our compensation packages are representative of an appropriate mix of compensation components, and we anticipate that we will generally continue to utilize a similar, though not identical, mix of compensation in future years. As recommended by the Compensation Consultant, the Compensation Committee seeks to provide our named executive officers with a mix of base salary and short- and long-term incentives that is generally in line with that provided to similarly situated executives in our Peer Group, adjusted for company size.

The approximate allocation of target total direct compensation for our named executive officers in fiscal 2016 is presented below. This reflects (i) the salary rates in effect as of December 31, 2016, (ii) target annual incentive bonuses for services performed in fiscal 2016, and (iii) the grant date fair value of long-term equity incentive awards granted during fiscal 2016 (excluding the grant date fair value of equity awards granted in 2016 in lieu of 2015 annual incentive cash bonus payments and the grant date fair value of restricted stock awards received by Mr. Perkins in lieu of 2016 base salary).

Fiscal 2016 Target Total Direct Compensation

	Joe Bob Perkins		Michael A. Heim	Jeffrey J. McParland	Paul W. Chung	Matthew J. Meloy
Base Salary	18	%(1)	23%	26%	26%	26%
Annual Incentive Bonus (2)	18%		20%	23%	23%	24%
Long-Term Equity Incentive Awards	64	%(1)	57%	51%	51%	50%
Total	100%		100%	100%	100%	100%

(1)	Mr. Perkins elected to receive quarterly grants of restricted stock awards in lieu of all of his 2016 base salary.
(2)	Annual incentive bonuses actually paid for 2016 were paid 50% in cash and 50% in the form of restricted stock unit awards that will vest in full three years after the date of the award, subject to continued employment of the officers through that date.

Over the last four calendar years, the target total direct compensation (base salary plus target annual incentive bonus plus grant date fair value of long-term equity incentive awards) as set by the Compensation Committee for our Chief Executive Officer has resulted in target levels that have been significantly below the total direct compensation levels of similarly situated executives at the Peer Companies. The implied market median compensation level is determined by the Compensation Consultant using a regression analysis for our Peer Group that adjusts for company size and that predicts total direct compensation as correlated to market capitalization and total assets. The following chart illustrates the relationship between the target total direct compensation available to our Chief Executive Officer and the implied market median level and estimated top 25th percentile and top 10th percentile developed by our Compensation Consultant for the last four years:

Note: For the Total Direct Compensation Chart, the implied market median is shown as the solid blue bar, the estimated 75th percentile is shown as the light blue bar with dashed border, the 90th percentile is shown as the white bar with dotted border and the target compensation for our Chief Executive Officer is shown as the yellow bar.

Because incentive compensation (i.e., target annual incentive bonus and grant date fair value of long-term equity incentive awards) comprised 82% of our Chief Executive Officer’s total direct compensation opportunity for 2016 and he elected to receive quarterly grants of restricted stock in lieu of all of his 2016 base salary, the amount of compensation our Chief Executive Officer ultimately realizes from these awards may be more or less than the cash he would have received for the target amounts, as determined in particular by our Compensation Committee’s evaluation of our performance and the performance of our common stock.

Annual Total Shareholder Return

In the last four calendar years, we have delivered annual total returns to our shareholders of 120.7% (for 2016), -71.3% (for 2015), 23.3% (for 2014) and 70.8% (for 2013).

Methodology and Process

Role of Compensation Consultant in Setting Compensation

The Compensation Committee retained BDO as its independent Compensation Consultant to advise the Compensation Committee on matters related to executive and non-management director compensation for 2016. During 2015 and 2016, the Compensation Committee received advice from the Compensation Consultant with respect to the development and structure of our 2016 executive compensation program. As discussed above under “Meetings and Committees of Directors—Committees of the Board of Directors—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with the Compensation Consultant.

Role of Peer Group and Benchmarking

When evaluating annual compensation levels for each named executive officer, the Compensation Committee, with the assistance of the Compensation Consultant and senior management, reviews publicly available compensation data and analysis for executives in our Peer Group as well as the results of compensation surveys. The Compensation Committee then uses that information to help set compensation levels for the named executive officers in the context of their roles, levels of responsibility, accountability and decision-making authority within our organization and in the context of company size relative to the other Peer Group members. While compensation data from other companies is considered, the Compensation Committee and senior management do not attempt to set compensation components to meet specific benchmarks.

The Peer Group company data and analysis that is reviewed by senior management and the Compensation Committee is simply one factor out of many that is used in connection with the establishment of compensation opportunities for our officers. The other factors considered include, but are not limited to, (i) available compensation data, rankings and comparisons, (ii) effort and accomplishment on a group and individual basis, (iii) challenges faced and challenges overcome, (iv) unique skills, (v) contribution to the management team and

(vi) the perception of both the Board of Directors and the Compensation Committee of our performance relative to expectations and actual market/business conditions. All of these factors, including Peer Group company data and analysis, are utilized in a subjective assessment of each year’s decisions relating to base salary, annual incentive bonus and long-term equity incentive award decisions.

To reflect the market in which we compete for executive talent, the Peer Group considered by the Compensation Committee in consultation with senior management for compensation comparison purposes for 2016 included companies in three comparator groups: (1) midstream companies (“Midstream Companies”), (2) exploration and production companies (“E&Ps”), and (3) energy utilities, and our analysis placed greater weight on the compensation data reported by other publicly-traded Midstream Companies. E&Ps and utilities selected for the Peer Group, in the Compensation Committee’s opinion, provide relevant reference points because they have similar or related operations, compete in the same or similar markets, face similar regulatory challenges and require similar skills, knowledge and experience of their executive officers as we require of our executive officers.

Because many companies in the Peer Group may be larger or smaller than we are as measured by market capitalization and total assets, with the assistance of the Compensation Consultant, compensation data for the Peer Group companies is analyzed using multiple regression analysis to develop a prediction of the total compensation that Peer Group companies of comparable size to us would offer similarly-situated executives. For 2016, the regressed data was analyzed separately for each of the three comparator groups and then weighted as follows to develop a reference point for assessing our total executive pay opportunity relative to market practice: (1) Midstream Companies (given a 70% weighting), (2) E&Ps (given a 15% weighting) and (3) utility companies (given a 15% weighting). For 2016, the “Peer Group” companies (for purposes of determining 2016 compensation levels) were:

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Midstream Companies: Access Midstream Partners, L.P., Boardwalk Pipeline Partners, L.P., Buckeye Partners, L.P., Crestwood Equity Partners, L.P., DCP Midstream Partners, L.P., Enable Midstream Partners, L.P., Enbridge Energy Partners, L.P., Energy Transfer Partners, L.P., EnLink Midstream Partners, L.P., Enterprise Products Partners L.P., Genesis Energy, L.P., Magellan Midstream Partners, L.P., MarkWest Energy Partners, L.P., NuStar Energy L.P., ONEOK, Inc., Plains All American Pipeline, L.P., Regency Energy Partners L.P., Summit Midstream Partners, L.P. and Williams Companies, Inc.

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E&P peer companies: Apache Corporation, Cabot Oil & Gas Corporation, Cimarex Energy Company, Denbury Resources Inc., Devon Energy Corporation, EOG Resources, Inc., Halcon Resources Corporation, Murphy Oil Corporation, Newfield Exploration Company, Noble Energy, Inc., Pioneer Natural Resources Company, QEP Resources, Inc., SM Energy Company, Southwestern Energy Company and Ultra Petroleum Corporation

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Utility peer companies: AGL Resources, Inc., Ameren Corporation, Atmos Energy Corporation, CenterPoint Energy, Inc., Dominion Resources, Inc., DTE Energy Company, Enbridge Inc., EQT Corporation, National Fuel Gas Company, NiSource Inc., Questar Corporation, Sempra Energy, Spectra Energy Corp. and TransCanada Corporation

Periodically we make changes in the Peer Group to reflect the change in ownership status or size of some of the peer companies, to include additional companies and/or to create more balance in the make-up of the Peer Group. Based upon the recommendation of our Compensation Consultant, we made the following changes to the 2015 Peer Group used for compensation comparison purposes to create the 2016 Peer Group: (i) added Crestwood Equity Partners, L.P. as a Midstream Company and (ii) removed Atlas as a Midstream Company due to its acquisition by the Company in 2015.

Senior management and the Compensation Committee review our compensation-setting practices and Peer Group companies on at least an annual basis. See “—Changes for 2017—2017 Peer Group” for a description of the changes that were made to the Peer Group for 2017 compensation purposes.

Role of Senior Management in Establishing Compensation for Named Executive Officers

Typically, under the direction of the Compensation Committee, senior management consults with the Compensation Consultant and reviews market data and evaluates relevant compensation levels and compensation program elements towards the end of each fiscal year. Based on these consultations and assessments of performance relative to our business priorities, senior management submits emerging conclusions to the Chairman of the Compensation Committee, meets periodically with the full Compensation Committee together with Compensation Consultant relative to process and performance, and subsequently, provides a proposal to the Chairman of the Compensation Committee. The proposal includes a recommendation of base salary, target annual incentive bonus opportunity and long-term equity incentive awards to be paid or awarded to executive officers for the next fiscal year. In addition, the proposal includes a recommendation regarding the annual incentive bonus amount to be paid for the current fiscal year.

The Chairman of the Compensation Committee reviews and discusses the proposal with senior management and the Compensation Consultant and may discuss it with the other members of the Compensation Committee, other members of the Board of Directors, the full Board of Directors and/or, prior to the Buy-In Transaction, the full board of directors of the General Partner. The Chairman of the Compensation Committee may request that senior management provide him with additional information or reconsider or revise the proposal. The resulting recommendation is then submitted for consideration to the full Compensation Committee, which typically invites other members of the Board of Directors and, prior to the Buy-In Transaction, the directors of the General Partner, and also meets separately with the Compensation Consultant. The final compensation decisions for the named executive officers are made by the Compensation Committee and reported to the Board of Directors.

Our senior management members typically have no other role in determining compensation for our named executive officers. The Compensation Committee may delegate the approval of equity-based award grants and other transactions and responsibilities regarding the administration of our equity compensation program to the Executive Chairman of the Board or the Chief Executive Officer with respect to employees other than our Section 16 officers. Our executive officers are delegated the authority and responsibility to determine the compensation for all other employees.

Components of Executive Compensation Program for Fiscal 2016

Base Salary

The base salaries for our named executive officers are set and reviewed annually by the Compensation Committee. Base salaries for our named executive officers have been established based on Peer Group analysis and historical salary levels for these officers, as well as the relationship of their salaries to those of our other executive officers, taking into consideration the value of the total direct compensation opportunities available to our executive officers, including the annual incentive bonus and long-term equity incentive award components of our compensation program. The other factors listed above under “—Methodology and Process—Role of Peer Group and Benchmarking” are also considered.

For 2016, at management’s recommendation and as a result of a challenging industry environment, the Compensation Committee did not authorize any changes to the base salary rates in effect for the named executive officers during 2016, other than for Mr. Meloy, whose base salary was increased from $400,000 to $460,000, effective March 1, 2016. The change to Mr. Meloy’s base salary is part of a phased transition to bring his total direct compensation more closely in line with the total direct compensation provided to similarly situated executives. The 2016 base salary rates for our named executive officers were as follows:

	Prior Salary	Base Salary Effective March 1, 2016	Percent Increase
Joe Bob Perkins	$725,000	$725,000	0%
Michael A. Heim	600,000	600,000	0%
Jeffrey J. McParland	500,000	500,000	0%
Paul W. Chung	490,000	490,000	0%
Matthew J. Meloy	400,000	460,000	15%

Consistent with the recommendation of Mr. Perkins and Mr. Whalen, and at their request and in the context of a difficult industry environment including commodity price levels and related uncertainties and the resulting impact on the Company’s businesses and customers, the Compensation Committee approved quarterly grants of restricted stock to Mr. Perkins and to Mr. Whalen in lieu of all of their 2016 base salary. These restricted stock awards were granted on the last business day of each quarter, except for the fourth quarter when the awards were granted in connection with the last payroll run of the calendar year, each with a one year vesting period. The number of restricted shares awarded was determined by dividing one-fourth of the officer’s annual base salary by the average closing price of the shares of common stock for all trading days during the quarter ending on the date that was five business days prior to the grant date.

Annual Incentive Bonus

For 2016, our named executive officers were eligible to receive annual incentive bonuses under the 2016 Annual Incentive Plan (the “2016 Bonus Plan”), which was approved by the Compensation Committee in January 2016. The funding of the bonus pool and the payment of individual bonuses to executive management, including our named executive officers, are subject to the sole discretion of the Compensation Committee and will generally be determined near or following the end of the year to which the bonus relates.

Target Bonus Amounts. The target amount of the bonus pool for the named executive officers is equal to the sum of the target bonus amounts for all named executive officers in the 2016 Bonus Plan. Each named executive officer’s target bonus amount is equal to the product of the officer’s base salary (at the rate in effect as of the last day of the year to which the bonus relates) and the officer’s target bonus percentage. For purposes of the 2016 Bonus Plan, the percentage of base salary that was set as the “target” amount for each named executive officer’s bonus was as follows:

	Target Bonus Percentage (as a % of Base Salary)	Target Bonus Amount
Joe Bob Perkins	100%	$725,000
Michael A. Heim	90%	540,000
Jeffrey J. McParland	90%	450,000
Paul W. Chung	90%	441,000
Matthew J. Meloy	90%	414,000

For 2016, the target bonus percentage for Mr. Meloy was increased from 80% to 90% to align his total direct compensation more closely with the total direct compensation provided to similarly situated executives. The Compensation Committee did not change the target bonus percentages for the other named executive officers from the levels in effect in 2015.

The Chief Executive Officer and the Compensation Committee relied on the Compensation Consultant and market data from Peer Group companies and broader industry compensation practices to establish the target bonus percentages for the named executive officers and the applicable threshold, target and maximum percentage levels for funding the bonus pool, which are generally consistent with both Peer Group company and broader energy compensation practices.

2016 Bonus Plan Funding Level and Assessment of Business Priorities. The Compensation Committee, after consultation with the Chief Executive Officer, established the following overall threshold, target and maximum levels for the 2016 Bonus Plan: (i) 50% of the target amount of the bonus pool would be funded in the event that the Compensation Committee determined that our business priorities had been met for the year at a threshold level; (ii) 100% of the target amount of the bonus pool would be funded in the event that the Compensation Committee determined that our business priorities had been met for the year at a target level; and (iii) 200% of the target amount of the bonus pool would be funded in the event that the Compensation Committee determined that our business priorities had been met for the year at a maximum level. While the established threshold, target and maximum levels provide general guidelines in determining the funding level of the bonus pool each year, senior management recommends a funding level to the Compensation Committee based on our achievement of specified business priorities for the year, and the Compensation Committee ultimately determines the total amount to be allocated to the bonus pool in its sole discretion based on its assessment of the business priorities and our overall performance for the year.

For purposes of determining the actual funding level of the bonus pool and the amount of individual bonus awards under the 2016 Bonus Plan, the Compensation Committee focused on the business priorities listed in the table below. The 2016 business priorities are substantially similar to those in effect for 2015 but were revised to modify certain objectives and to remove certain goals that had been achieved in 2015 (such as closing of the Atlas mergers and expansion of certain capabilities of our Badlands operations). These priorities are not objective in nature — they are subjective, and performance in regard to these priorities is ultimately evaluated by the Compensation Committee in its sole discretion, informed by monthly and quarterly reports from management and ongoing dialogue concerning the priorities. As such, success does not depend on achieving a particular target; rather, success is evaluated based on past norms, expectations and unanticipated obstacles or opportunities that arise. For example, hurricanes and deteriorating or changing market conditions may alter the priorities initially established by the Compensation Committee such that certain performance that would otherwise be deemed a negative may, in context, be a positive result. This subjectivity allows the Compensation Committee to account for the full industry and economic context of our actual performance and that of our personnel. The Compensation Committee considers all strategic priorities and reviews performance against the priorities and context but does not apply a formula or assign specific weightings to the strategic priorities in advance.

2016 Business Priority	Committee Consensus	Overall Assessment
Execute on all business dimensions, including the 2016 business plan and dividend guidance	Exceeded	• Closed corporate restructuring with Buy-In Transaction in the first quarter • Excellent execution across our businesses, particularly given
Continue priority emphasis and strong performance relative to a safe workplace	Strongly Achieved

the current industry environment and despite a commodity price environment substantially below expectations:

•    Year-over-year volumes essentially flat for Field G&P inlet, Badlands crude oil and LPG exports; while fractionation volumes decreased and Badlands gas volumes increased

•    Met or exceeded volume beginning of year guidance for Field G&P and LPG exports, and met dividend coverage guidance provided during the year

•    Excellent balance sheet and liquidity management while funding $506 million of growth capital expenditures and maintaining flat dividend per share

•    Significant operating cost savings and improvements in G&P margins

•    Strong track record and performance regarding safety and compliance in all aspects of our business, including on-going

Reinforce business philosophy and mindset that promote compliance in all aspects of our business including environmental and regulatory compliance	Not Achieved with respect to internal controls Exceeded in all other dimensions
Continue to attract and retain the operational and professional talent needed in our businesses	Exceeded
Continue to control all costs—operating, capital and general and administrative (“G&A”) consistent with the existing business environment	Exceeded

2016 Business Priority	Committee Consensus	Overall Assessment
Execute on major capital and development projects—finalizing negotiations, completing projects on time and on budget, and optimizing economics and capital funding	Exceeded

training and environmental and regulatory compliance; continued industry recognition through safety awards

•    Did not maintain adequate controls over the valuation of certain assets in the Atlas mergers or effective controls over the preparation and review of income tax provisions for interim periods

•    Successful talent retention and hiring while continuing organizational realignments to streamline operations and to provide development opportunities for employees

Pursue selected growth opportunities, including gathering and processing (“G&P”) build outs, fee-based capital expenditure projects, and potential purchases of strategic assets	Exceeded

Pursue commercial and financial approaches to achieve maximum value and manage risks, including contract, credit, inventory, interest rate and commodity price exposures	Exceeded

•    Closed or entered into definitive agreements for several strategic acquisitions, including:

•    Chevron’s interest in the Versado G&P business

•    Outrigger’s Midland and Delaware Basin G&P and crude oil gathering operations

•    2016 growth capital expenditures of approximately $506 million completed or on track to be completed on or ahead of schedule and on or below budget, including:

•    Start-up of CBF Train 5

•    Start-up of Buffalo Plant

•    Ongoing construction of Noble Crude and Condensate Splitter; Sanchez Energy JV in South Texas; and Joyce Processing Plant in West Texas

•    Continued development of our potential future expansion project portfolio

•    Strong credit, inventory, hedging and balance sheet management

•    Insignificant write offs and proactive management of contractual relationships associated with customer financial issues

•    Increased volumes and margins in Field G&P through negotiation of contract renewals and new dedications

After assessing the results of the 2016 business priorities as summarized above, the Compensation Committee determined in January 2017 that overall performance relative to the 2016 business priorities substantially exceeded expectations. This subjective assessment that performance substantially exceeded expectations was based on a qualitative business assessment rather than a mechanical, quantitative determination of results across each of the business priorities, and occurred with the background and ongoing context of (i) refinements of the 2016 business priorities by the Board of Directors and the Compensation Committee, (ii) continued discussion and active dialogue among the Board of Directors and the Compensation Committee and management about priorities and performance, including routine reports sent to the Board of Directors and the Compensation Committee, (iii) detailed monthly performance communications to the Board of Directors, (iv) presentations and discussions in subsequent Board of Directors and Compensation Committee meetings, and (v) further discussion among the Board of Directors and Compensation Committee of our performance relative to expectations near the end and following the end of 2016. The extensive business and board of director experience of the members of the Compensation Committee and of our Board of Directors provides the perspective to make this subjective assessment in a qualitative manner and to evaluate overall management performance and the performance of individual executive officers.

Despite the Compensation Committee’s determination that overall performance on the 2016 business priorities substantially exceeded expectations for the year, in light of the challenging industry conditions in 2016 and early 2017 and continued uncertainty in the market, the Compensation Committee, in its sole discretion, approved an annual bonus pool equal to 125% of the target level under the 2016 Bonus Plan.

Individual Performance Multiplier. The Compensation Committee also evaluated the executive group and each officer’s individual performance for the year and determined that there were no special circumstances that would be quantified applicable to any named executive officer’s performance for 2016. As a result, the Compensation Committee determined that a performance multiplier of 1.0x should be applied to each named executive officer for 2016 based on his individual performance and performance as part of the executive team.

Settlement of 2016 Bonus Awards. In light of the current industry market conditions and the Company’s resulting focus on reducing cash expenses, the Compensation Committee also approved settlement of the 2016 bonuses in a combination of cash and restricted stock unit awards, instead of all-cash bonuses, for all Company officers including the named executive officers. All other employees of the Company and its subsidiaries received payment of their awards under the 2016 Bonus Plan solely in the form of cash.

Specifically, the Compensation Committee determined that approximately 50% of each officer’s total bonus amount would be settled in the form of restricted stock unit awards, resulting in these officers receiving restricted stock unit awards corresponding to approximately 62.5% of their respective target bonus amounts under the 2016 Bonus Plan. The number of restricted stock units actually awarded to each named executive officer will be determined by dividing the total dollar value allocated to the equity portion of the bonus amount by the ten-day average closing price of the shares of common stock for the first ten trading days of 2017. These restricted stock unit awards will vest in full three years after the date of award, subject to continued employment of the officers through that date. The following table reflects the awards actually received by our named executive officers under the 2016 Bonus Plan, including the approximate value and the number of restricted stock unit awards received:

	Target Bonus Amount	Individual Performance Factor	Company Performance Factor	Total Bonus Amount To Be Received	Cash Amount Paid	Approximate Value and Number of Restricted Stock Units Awarded
Joe Bob Perkins	$725,000	1.0	1.25	$906,250	$453,125	$453,125 (7,676 RSUs)
Michael A. Heim	540,000	1.0	1.25	675,000	337,500	337,500 (5,717 RSUs)
Jeffrey J. McParland	450,000	1.0	1.25	562,500	281,250	281,250 (4,765 RSUs)
Paul W. Chung	441,000	1.0	1.25	551,250	275,625	275,625 (4,699 RSUs)
Matthew J. Meloy	414,000	1.0	1.25	517,500	258,750	258,750 (4,383 RSUs)

Long-Term Equity Incentive Awards

In connection with our initial public offering in December 2010, we adopted the 2010 Stock Incentive Plan (the “Stock Incentive Plan”) under which we may grant to the named executive officers, other key employees, consultants and directors certain equity-based awards, including restricted stock, restricted stock units, bonus stock and performance-based awards. At the 2017 Annual Meeting, our shareholders will be asked to approve the amendment and restatement of the Stock Incentive Plan in order to make available additional shares of common stock for the future grant of equity-based awards to our officers, employees, consultants and directors. See “Item 5—Approval of the Amended and Restated 2010 Stock Incentive Plan.”

In addition, prior to the Buy-In Transaction, the General Partner sponsored and maintained the Targa Resources Partners Long-Term Incentive Plan (the “Long-Term Incentive Plan”), under which the General Partner could grant equity-based awards related to the Partnership’s common units to individuals, including the named executive officers, who provide services to the Partnership. In connection with the Buy-In Transaction, we adopted and assumed the Long-Term Incentive Plan and outstanding awards thereunder, and amended and restated the plan and renamed it the Targa Resources Corp. Equity Compensation Plan (the “Equity Compensation Plan”). We continued to maintain the Equity Compensation Plan during 2016. However, since the number of shares reserved under the Equity Compensation Plan had been substantially exhausted as of the end of 2016, the Company no longer intends to continue making grants under the plan.

Form and Amount of Equity Awards. Long-term equity incentive awards to our named executive officers under the Stock Incentive Plan are generally made near the beginning of each year. Our named executive officers have historically received annual long-term equity incentive compensation in a combination of awards related to our common stock granted under the Stock Incentive Plan and awards related to the Partnership’s common units granted under the Long-Term Incentive Plan. For example, for 2015, our named executive officers’ long-term incentive compensation was allocated approximately (i) forty percent (40%) to restricted stock units under the Stock Incentive Plan, which are time-based awards that capture absolute total return performance of our common stock, and (ii) sixty percent (60%) equity-settled performance unit awards under the Partnership’s Long-Term Incentive Plan, which were intended to reflect both the absolute total return of the Partnership’s common units and variable performance based on the total return of the Partnership’s units in relation to that of specified peer companies. Due to the then pending Buy-In Transaction, which resulted in the Partnership’s common units ceasing to be publicly traded, the Compensation Committee determined that the long-term equity incentive component of our named executive officers’ compensation for 2016 would consist solely of restricted stock unit awards under the Stock Incentive Plan. See “—Changes for 2017—Long-Term Equity Incentive Awards” below for a description of performance-based equity awards granted as part of our named executive officers’ 2017 compensation.

The Compensation Committee determines the amount of long-term equity incentive awards under the Stock Incentive Plan that it believes are appropriate as a component of total compensation for each named executive officer based on its decisions regarding each named executive officer’s total compensation targets. The total dollar value of long-term equity incentive awards for each named executive officer for a given year is typically equal to a specified percentage of the officer’s base salary; however, the Compensation Committee may, in its discretion, award additional long-term equity incentive awards if deemed appropriate. The number of shares subject to each award is determined by dividing the total dollar value allocated to the award by the ten-day average closing price of the shares measured over a period of time prior to the date of grant. For 2016, the specified percentage of each named executive officer’s base salary used for purposes of determining the amount of long-term equity incentive awards granted and the corresponding dollar values are set forth in the following table:

	Percentage of Base Salary	Total Dollar Value of Long-Term Equity Incentive Awards
Joe Bob Perkins	350%	$2,537,500
Michael A. Heim	250%	1,500,000
Jeffrey J. McParland	200%	1,000,000
Paul W. Chung	200%	980,000
Matthew J. Meloy	190%	874,000

For 2016, the percentage of base salary used to determine the total dollar value of the annual long-term equity incentive awards granted to all named executive officers remained the same as in 2015, and the actual total dollar value of the long-term equity incentive awards granted in 2016 therefore also remained the same for all named executives officers (other than Mr. Meloy, whose total dollar value increased due to the increase in his base salary rate for the applicable period).

2016 Restricted Stock Unit Awards. On January 19, 2016, our named executive officers were awarded equity-settled restricted stock units under the Stock Incentive Plan in the following amounts: (i) 102,484 restricted stock units to Mr. Perkins, (ii) 60,582 restricted stock units to Mr. Heim, (iii) 40,388 restricted stock units to Mr. McParland, (iv) 39,580 restricted stock units to Mr. Chung and (v) 35,299 restricted stock units to Mr. Meloy. These restricted stock units vest in full on the third anniversary of the grant date, subject to the officer’s continued service or if, from the date of the executive’s retirement through the third anniversary of the grant date, the executive has either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors are permitted). The Compensation Committee believes these continued vesting provisions following retirement allow the Company to benefit from employee non-compete obligations and ongoing access to cooperative employees, further align our executives’ interests with those of our shareholders and help attract and retain key employees.

Accelerated vesting provisions applicable to these awards in the event of certain terminations of employment and/or a change in control are described in detail below under “Executive Compensation—Potential Payments Upon Termination or Change in Control—Stock Incentive Plan.” During the period the restricted stock units are outstanding and unvested, we accrue any dividends paid by us in an amount equal to the dividends paid with respect to a share of common stock times the number of restricted stock units awarded. At the time the restricted stock units vest, the named executive officers will receive a cash payment equal to the amount of dividends accrued with respect to such named executive officer’s vested restricted stock units.

Conversion of Outstanding Partnership Equity Awards in the Buy-In Transaction. Upon completion of the Buy-In Transaction, all outstanding performance unit awards previously granted under the Partnership’s Long-Term Incentive Plan (which, as described above, was assumed by the Company in connection with the Buy-In Transaction), were converted and restated into comparable awards under the Equity Compensation Plan based on the Company’s common shares. Specifically, each outstanding performance unit award was converted and restated, effective as of the effective time of the Buy-In Transaction, into an award to acquire, pursuant to the same time-based vesting schedule and forfeiture and termination provisions, a comparable number of Company common shares determined by multiplying the number of performance units subject to each award by the exchange ratio in the Buy-In Transaction (0.62), rounded down to the nearest whole share, and eliminating the performance factor which was based on the Partnership’s common units. All amounts previously credited as distribution equivalent rights under any outstanding performance unit award continue to remain so credited and will be payable on the payment date set forth in the applicable award agreement, subject to the same time-based vesting schedule previously included in the performance unit award, but without application of any performance factor. There was no acceleration of vesting and no monetary value received by our named executive officers in connection with the conversion.

Severance and Change in Control Benefits

The Executive Officer Change in Control Program (the “Change in Control Program”), in which each of our named executive officers is eligible to participate, provides for post-termination payments following a qualifying termination of employment in connection with a change in control event, or what is commonly referred to as a “double trigger” benefit. The vesting of certain of our long-term equity incentive compensation awards accelerates upon a change in control irrespective of whether the officer is terminated, and/or upon certain termination of employment events, such as death, disability or a termination by us without cause. Please see “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for further information.

We believe that the Change in Control Program and the accelerated vesting provisions in our long-term equity incentive awards create important retention tools for us and are consistent with the practices common among our industry peers. Accelerated vesting of long-term equity incentive awards upon a change in control enables our named executive officers to realize value from these awards consistent with value created for investors upon the closing of a transaction. In addition, we believe that post-termination benefits may, in part, mitigate some of the potential uncertainty created by a potential or actual change in control transaction, including with respect to the future employment of the named executive officers, thus allowing management to focus on the business transaction at hand.

On December 3, 2015, the Company amended the Change in Control Program to exclude the direct or indirect purchase of the Partnership or the General Partner by the Company or any of its affiliates from the definition of “change in control.” As a result, the consummation of the Buy-In Transaction in February 2016 did not constitute a change in control event for purposes of the Change in Control Program. The Buy-In Transaction also did not trigger the accelerated vesting of any of our outstanding long-term equity incentive compensation awards. See “—Components of Executive Compensation Program for Fiscal 2016—Long-Term Equity Incentive Awards” for a discussion of the impact of the Buy-In Transaction on performance unit awards previously granted under the Partnership’s Long-Term Incentive Plan.

Retirement, Health and Welfare, and Other Benefits

We offer eligible employees participation in a section 401(k) tax-qualified, defined contribution plan (the “401(k) Plan”) to enable employees to save for retirement through a tax-advantaged combination of employee and company contributions and to provide employees the opportunity to manage directly their retirement plan assets through a variety of investment options. Our employees, including our named executive officers, are eligible to participate in our 401(k) Plan and may elect to defer up to 30% of their eligible compensation on a pre-tax basis (or on a post-tax basis via a Roth contribution) and have it contributed to the 401(k) Plan, subject to certain limitations under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, we make the following contributions to the 401(k) Plan for the benefit of our employees, including our named executive officers: (i) 3% of the employee’s eligible compensation, and (ii) an amount equal to the employee’s contributions to the 401(k) Plan up to 5% of the employee’s eligible compensation. In addition, we may also make discretionary contributions to the 401(k) Plan for the benefit of employees depending on our performance. Company contributions to the 401(k) Plan may be subject to certain limitations under the Code for certain employees. We do not maintain a defined benefit pension plan or a nonqualified deferred compensation plan for our named executive officers or other employees.

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, life insurance, dental coverage and disability insurance. It is the Compensation Committee’s policy not to pay for perquisites for any of our named executive officers, other than minimal parking subsidies.

Changes for 2017

In consultation with the Compensation Consultant, the Compensation Committee has reviewed our executive compensation program and has made certain changes for 2017, which are described in more detail below. The analysis provided by the Compensation Consultant indicated that the total target direct compensation of our Chief Executive Officer and of our Chief Financial Officer was below the total direct compensation levels of similarly situated executives at Peer Companies, considering for example, the 2016 Peer Group pay programs adjusted for size using the regression analysis along withother available surveys and analysis.

In order to align the total compensation of our named executive officers more closely with that of similarly situated officers the Compensation Committee has approved increases in the salary levels and the incentive-based compensation opportunities of the named executive officers as described below.

2017 Peer Group

In light of the Buy-In Transaction and significant changes to companies in the overall industries in which we operate and compete for executive talent and based upon the recommendation of our Compensation Consultant, we made certain changes to the 2016 Peer Group used for compensation comparison purposes to create the 2017 Peer Group. A more traditional benchmark of Midstream Companies without regression was also considered, along with survey results and comparisons with individual companies and positions. We believe the 2017 Peer Group provides a more relevant and complete set of peers based on our corporate structure following the Buy-In

Transaction and changes in the current circumstances of the included companies, including such companies’ organization, operations, market presence, business challenges and completed or announced corporate transactions.

Specifically, we removed the peer companies listed in the following table that were previously included in the 2016 Peer Group, many of which were subsidiary master limited partnerships that have, in some cases, been replaced with their public parent corporations as reflected in the second chart below:

Midstream	E&P	Utilities
Access Midstream Partners, L.P.	Halcon Resources Corp.	Spectra Energy Corp
Enbridge Energy Partners, L.P.	Ultra Petroleum Corp.
Energy Transfer Partners, L.P.
MarkWest Energy Partners, L.P.
Plains All American Pipeline, L.P.
Regency Energy Partners, L.P.

In addition, we added the peer companies listed in the following table to the 2017 Peer Group:

Midstream	E&P	Utilities
Energy Transfer Equity, L.P.	Concho Resources, Inc.	Entergy Corporation
Holly Energy Partners, L.P.	Continental Resources, Inc.	Xcel Energy Inc.
Kinder Morgan, Inc.	Diamondback Energy, Inc.
Plains GP Holdings, L.P.	Energen Corp.
SemGroup Corporation	Parsley Energy, Inc.
Spectra Energy Corp.	Range Resources Corporation
Tallgrass Energy Partners, LP	RSP Permian, Inc.
WPX Energy, Inc.

As a result of the above changes, the 2017 Peer Group companies (for purposes of determining 2017 compensation levels) are:

•

Midstream Companies: Boardwalk Pipeline Partners, L.P., Buckeye Partners, L.P., Crestwood Equity Partners, L.P., DCP Midstream Partners, L.P., Enable Midstream Partners, L.P., L.P., Energy Transfer Equity, L.P., EnLink Midstream Partners, L.P., Enterprise Products Partners L.P., Genesis Energy, L.P., Holly Energy Partners, L.P., Kinder Morgan, Inc., Magellan Midstream Partners, L.P., NuStar Energy L.P., ONEOK, Inc., Plains GP Holdings, L.P., SemGroup Corporation, Spectra Energy Corp., Summit Midstream Partners, L.P., Tallgrass Energy Partners, L.P., and Williams Companies, Inc.

•

E&P peer companies: Apache Corporation, Cabot Oil & Gas Corporation, Cimarex Energy Company, Concho Resources, Inc., Continental Resources, Inc., Denbury Resources Inc., Devon Energy Corporation, Diamondback Energy, Inc., Energen Corp., EOG Resources, Inc., Murphy Oil Corporation, Newfield Exploration Company, Noble Energy, Inc., Parsley Energy, Inc., Pioneer Natural Resources Company, QEP Resources, Inc., Range Resources Corporation, RSP Permian, Inc., SM Energy Company, Southwestern Energy Company and WPX Energy, Inc.

•

Utility peer companies: AGL Resources, Inc., Ameren Corporation, Atmos Energy Corporation, CenterPoint Energy, Inc., Dominion Resources, Inc., DTE Energy Company, Enbridge Inc., Entergy Corporation, EQT Corporation, National Fuel Gas Company, NiSource Inc., Questar Corporation, Sempra Energy, TransCanada Corporation and Xcel Energy Inc.

Base Salary

The Compensation Committee has authorized, and executive management will implement, the following base salaries for our named executive officers effective March 1, 2017:

	Effective March 1, 2017	Current Salary
Joe Bob Perkins	$750,000	$725,000
Michael A. Heim	600,000	600,000
Jeffrey J. McParland	500,000	500,000
Paul W. Chung	500,000	490,000
Matthew J. Meloy	475,000	460,000

The Compensation Committee authorized base salary increases for the named executive officers (other than Messrs. Heim and McParland), along with certain adjustments in annual bonus incentive targets and grant date fair values of long-term equity incentive awards (as described below), in order to align the total direct compensation of these individuals more closely with the total direct compensation provided to similarly situated executives, and in the case of Mr. Meloy, to reflect professional growth and the assumption of additional responsibilities. Although Mr. Perkins received quarterly grants of restricted stock in lieu of all of his 2016 base salary, for 2017 he will receive his base salary in cash.

Annual Incentive Bonus

In preparing our business plan for 2017, senior management developed and proposed a set of business priorities to the Compensation Committee. The Compensation Committee discussed and adopted the business priorities proposed by senior management for purposes of the 2017 Annual Incentive Plan (the “2017 Bonus Plan”). The 2017 business priorities are the same eight business priorities as in effect for 2016, except that the priority related to executing on all business dimensions has been refined to include the 2017 business plan and public guidance.

The overall threshold, target and maximum funding percentages for the 2017 Bonus Plan remain the same as for the 2016 Bonus Plan. The target bonus percentages of the named executive officers (other than Mr. Heim) have been increased for 2017. The following table shows the target bonus percentages for our named executive officers effective March 1, 2017:

	Effective March 1, 2017	Current Percentage
Joe Bob Perkins	190%	100%
Michael A. Heim	90%	90%
Jeffrey J. McParland	100%	90%
Paul W. Chung	100%	90%
Matthew J. Meloy	110%	90%

As with the 2016 Bonus Plan, funding of the bonus pool and the payment of individual bonuses to executive management, including our named executive officers, is subject to the sole discretion of the Compensation Committee.

Long-Term Equity Incentive Awards

The Compensation Committee also approved increases in the percentage of base salary used to determine the total dollar value of the annual long-term equity incentive awards granted to the named executive officers (other than Mr. Heim). The following table shows the new percentages approved for long-term incentive awards for our named executive officers effective for 2017:

	2017 Percentage	Current Percentage
Joe Bob Perkins	400%	350%
Michael A. Heim	250%	250%
Jeffrey J. McParland	225%	200%
Paul W. Chung	225%	200%
Matthew J. Meloy	250%	190%

In addition, the Compensation Committee, in consultation with the Compensation Consultant, determined that it was appropriate to incorporate a long-term equity incentive award component for 2017 that included performance-based vesting conditions, similar to the equity-settled performance unit awards that were granted to the named executive officers under the Partnership’s Long-Term Incentive Plan prior to the Buy-In Transaction. As a result, for 2017, the Compensation Committee determined to grant a combination of restricted stock units and performance share units to our named executive officers under the Stock Incentive Plan. Specifically, for 2017, the value of the long-term equity incentive component of our named executive officers’ compensation was allocated approximately (A) 50% to restricted stock units and (B) 50% to performance share units.

Restricted Stock Unit Awards. On January 20, 2017, our named executive officers were awarded equity-settled restricted stock units under the Stock Incentive Plan in the following amounts: (i) 25,742 restricted stock units to Mr. Perkins, (ii) 12,871 restricted stock units to Mr. Heim, (iii) 9,653 restricted stock units to Mr. McParland, (iv) 9,653 restricted stock units to Mr. Chung and (v) 10,190 restricted stock units to Mr. Meloy. The number of shares subject to each award is determined by dividing the total dollar value allocated to the award by the ten-day average closing price of the shares measured over a period prior to the date of grant. These restricted stock units vest in full on the third anniversary of the grant date, subject to the officer’s continued service or fulfillment of certain service related requirements following retirement.

Equity-Settled Performance Share Units. Our named executive officers also received an annual award of equity-settled performance share units under the Stock Incentive Plan for 2017. On January 20, 2017, our named executive officers were awarded equity-settled performance share units under the Stock Incentive Plan in the following target amounts: (i) 25,742 performance share units to Mr. Perkins, (ii) 12,871 performance share units to Mr. Heim, (iii) 9,653 performance share units to Mr. McParland, (iv) 9,653 performance share units to Mr. Chung and (v) 10,190 performance share units to Mr. Meloy. The number of shares subject to each award is determined by dividing the total dollar value allocated to the award by the ten-day average closing price of the shares measured over a period prior to the date of grant. The performance share units, which are designed to settle in shares of Company common stock, are intended to further align the interests of the named executive officers and other executive officers with those of the Company’s shareholders and provide meaningful incentives to the management team to consistently increase shareholder value over the long-term.

The vesting of these awards is dependent on the satisfaction of certain service-related conditions and the Company’s total shareholder return (“TSR”) relative to the TSR of the members of a specified comparator group of publicly-traded midstream companies (the “LTIP Peer Group”) measured over designated periods. For the 2017 performance share units, the LTIP Peer Group is composed of the Company and the following other companies:

Boardwalk Pipeline Partners L.P.	NuStar Energy, L.P.
Buckeye Partners, L.P.	ONEOK, Inc.
DCP Midstream Partners L.P.	Plains GP Holdings, L.P.
Enable Midstream Partners L.P.	Tallgrass Energy Partners, L.P.
EnLink Midstream Partners L.P.	Williams Companies, Inc.
Genesis Energy, L.P.

This peer group is a subset of the 2017 Midstream Peer Group which has been adjusted for size by the regression analysis, except that the LTIP Peer Group is restricted to companies closer to the size of the Company for the purpose of the TSR comparison. The Compensation Committee has the ability to modify the LTIP Peer Group in the event a company listed above ceases to be publicly traded or another significant event occurs and a company is determined to no longer be one of the Company’s peers.

The overall performance period for the 2017 performance share units begins on January 1, 2017 and is designated to end on December 31, 2019, and the TSR performance factor is determined by the Compensation Committee at the end of the overall performance period based on relative performance over the designated weighting periods as follows: (i) 25% based on annual relative TSR for the first year; (ii) 25% based on annual relative TSR for the second year; (iii) 25% based on annual relative TSR for the third year; and (iv) the remaining 25% based on cumulative three year relative TSR over the entirety of the performance period. With respect to each weighting period, the Compensation Committee determines the “guideline performance percentage,” which could range from 0% to 250%, based upon the Company’s relative TSR performance for the applicable period compared to the LTIP Peer Group. For performance results in an applicable weighting period that fall between (i) the 1st percentile and the 25th percentile of the LTIP Peer Group, the guideline performance percentage would be 0%, (ii) the 25th percentile and the 50th percentile, the guideline performance percentage would be interpolated between 50% and 100%, and (iii) the 50th percentile and 75th percentile, the guideline performance percentage would be interpolated between 100% and 250%. If the Company’s performance was above the 75th percentile of the LTIP Peer Group for the applicable period, the guideline performance percentage would be 250%.

The TSR performance factor will be calculated by averaging the guideline performance percentage for each weighting period, and the average percentage may then be decreased or increased by the Compensation Committee in its discretion in order to address factors such as changes to the performance peers, anomalies in trading during the selected trading days or other business performance matters. For these purposes, relative TSR performance is determined based on the comparison of “total return” of a share of the Company’s common stock for the applicable period to the “total return” of a common share/unit of each member of the LTIP Peer Group for the performance period, measured based on (i) the average closing price of each company’s share/unit for the first ten trading days of the applicable period, and (ii) the sum of (a) the average closing price for each company’s share/unit for the first ten trading days immediately following the last day of the applicable period (or, in the discretion of the Committee, for a specified consecutive ten day trading period during the last month of the applicable period), plus (b) the aggregate amount of dividends/distributions paid with respect to such share/unit during such period.

Provided a named executive officer remains continuously employed through the end of 2019, he will become vested, as soon as practicable following December 31, 2019, in a number of performance share units equal to the target number awarded multiplied by the TSR performance factor, and vested performance share units will be settled by the issuance of Company common stock. In addition, a named executive officer will be considered to have remained continuously employed if, from the date of the executive’s retirement through the end of 2019, the executive either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors would be permitted). The performance share units would remain subject to the applicable performance-based vesting requirements described above during such period.

During the overall performance period for which the performance share units are outstanding, the Company accrues any cash dividends paid by the Company to holders of common stock in an amount equal to the cash dividends paid with respect to a share of common stock times the target number of performance share units awarded. At the time the performance share units are settled, the named executive officers would also receive a cash payment equal to the product of the amount of cash dividends accrued with respect to a share of common stock times the TSR performance factor.

Retention Awards

In support of the Company’s succession planning and management development goals, on January 20, 2017, the Compensation Committee also awarded special retention awards to certain executive officers. The special retention awards were granted in the form of restricted stock units that vest 30%, 30% and 40% on the fourth, fifth and sixth annual anniversaries, respectively, of the date of grant of the awards, subject to continued employment. Mr. Meloy is the only named executive officer who received a special retention award, and he received 50,000 restricted stock units.

Other Compensation Matters

Accounting Considerations. We account for the equity compensation expense for our employees, including our named executive officers, under the rules of Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, which requires us to estimate and record an expense for each award of long-term equity incentive compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Clawback Policy. To date, we have not adopted a formal clawback policy to recoup incentive-based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, restricted stock, restricted stock unit and performance share unit agreements covering grants made to our named executive officers and other employees in 2011 and later years, as applicable, do include language providing that any compensation, payments or benefits provided under such an award (including profits realized from the sale of earned shares) are subject to clawback to the extent required by applicable law.

Securities Trading Policy. All of our officers, employees and directors are subject to our Insider Trading Policy, which, among other things, prohibits officers, employees and directors from engaging in certain short-term or speculative transactions involving our securities. Specifically, the policy provides that officers, employees and directors may not engage in the following transactions: (i) the purchase of our common stock on margin, (ii) short sales of our common stock, or (iii) the purchase or sale of options of any kind, whether puts or calls, or other derivative securities, relating to our common stock.

Compensation Risk Assessment

The Compensation Committee reviews the relationship between our risk management policies and compensation policies and practices each year and, for 2016, has concluded that we do not have any compensation policies or practices that expose us to excessive or unnecessary risks that are reasonably likely to have a material adverse effect on us. Because our Compensation Committee retains the sole discretion for determining the actual amount paid to executives pursuant to our annual incentive bonus program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk-taking in awarding bonus amounts. In addition, the performance objectives applicable to our annual bonus program consist of a combination of six or more diverse company-wide and business unit goals, including commercial, operational and financial goals to support our business plan and priorities, which we believe lessens the potential incentive to focus on meeting certain short-term goals at the expense of longer-term risk. Further, our use of long-term equity incentive compensation for 2016 with three-year vesting periods serves our executive compensation program’s goal of aligning the interests of executives and shareholders, thereby reducing the incentives to unnecessary risk-taking.

COMPENSATION COMMITTEE REPORT

Messrs. Davis, Crisp and Evans are the current members of our Compensation Committee. Following the completion of the Buy-In Transaction, additional directors were elected to the Board and the membership of the Compensation Committee was changed to balance the workload of directors serving on this and other committees. As part of this change, effective March 1, 2016, Mr. Redd resigned as member and Chairman of the Compensation Committee and Ms. Fulton resigned as a member of the Compensation Committee. The Board of Directors appointed Mr. Davis as the Chairman of the Compensation Committee and Mr. Evans as a member of the Compensation Committee. In fulfilling its oversight responsibilities, the Compensation Committee, as currently composed, has reviewed and discussed with management the Compensation Discussion and Analysis contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our proxy statement. Based on these reviews and discussions, the Compensation Committee, as currently composed, recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our proxy statement for filing with the SEC.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee

Waters S. Davis, IV, Chairman	Charles R. Crisp, Committee Member	Robert B. Evans, Committee Member

EXECUTIVE COMPENSATION

Summary Compensation Table for 2016

The following Summary Compensation Table sets forth the compensation of our named executive officers for 2016, 2015 and 2014. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards ($) (3)	All Other Compensation (4)	Total
Joe Bob Perkins	2016	$—	$453,125	$3,270,788	$1,616	$3,725,529
Chief Executive Officer	2015	697,500	—	2,066,608	22,720	2,786,828
	2014	554,167	1,120,000	1,552,665	21,931	3,248,763

Matthew J. Meloy	2016	450,000	258,750	909,856	22,270	1,640,876
Executive Vice President	2015	395,833	—	618,968	22,196	1,036,997
and Chief Financial	2014	366,667	562,500	519,890	21,548	1,470,605
Officer

Michael A. Heim	2016	600,000	337,500	1,552,084	22,784	2,512,368
Vice Chairman of the Board	2015	589,167	—	1,221,592	22,628	1,833,387
	2014	526,667	963,000	1,112,536	21,874	2,624,077

Jeffrey J. McParland	2016	500,000	281,250	1,127,299	22,520	1,931,069
President—Finance and	2015	495,000	—	814,407	22,448	1,331,855
Administration	2014	463,333	846,000	738,476	21,745	2,069,554

Paul W. Chung	2016	490,000	275,625	1,104,764	22,494	1,892,883
Executive Vice President,	2015	485,000	—	798,112	22,422	1,305,534
General Counsel and
Secretary

(1)	The Compensation Committee approved quarterly grants of restricted stock to Mr. Perkins in lieu of all of his 2016 base salary. These restricted stock awards were granted on March 31, 2016, June 30, 2016, September 30, 2016 and December 20, 2016. Please see “Compensation Discussion and Analysis—Components of Executive Compensation Program for Fiscal 2016—Base Salary.” See also “—Grants of Plan-Based Awards for 2016.”
(2)	For 2016, amounts reported in the “Bonus” column represents the portion of the bonus awarded pursuant to our 2016 Bonus Plan that was paid to the named executive officers in cash. The Compensation Committee approved settlement of the 2016 bonuses in a combination of cash and restricted stock unit awards. Specifically, the Compensation Committee determined that 50% of each officer’s total bonus amount would be settled in the form of restricted stock unit awards, resulting in these officers receiving restricted stock unit awards corresponding to 62.5% of their respective target bonus amounts under the 2016 Bonus Plan. These restricted stock unit awards will vest in full three years after the date of award, subject to continued employment of the officers through that date. These awards will be granted on February 28, 2017, and will therefore be reported as compensation in the Summary Compensation Table for 2017 in accordance with SEC rules. Please see “Compensation Discussion and Analysis—Components of Executive Compensation Program for Fiscal 2016—Annual Incentive Bonus.” As discussed above, payments pursuant to our Bonus Plan are discretionary and not based on specific objective performance measures.
(3)

Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock and restricted stock unit awards granted under our Stock Incentive Plan in 2016 (including restricted stock unit awards granted on February 29, 2016 in connection with awards earned under our 2015 Bonus Plan and restricted stock awards granted to Mr. Perkins in lieu of all of his 2016 base salary), computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 23—Stock and Other Compensation Plans to our “Consolidated Financial Statements” beginning on page F- of our Annual Report on Form 10-K for fiscal year 2016. Detailed information about the value attributable to specific awards is reported in the table under “—Grants of Plan-Based Awards for 2016” below. The grant date fair value of each restricted stock unit subject to the restricted stock unit awards granted on January 19, 2016, assuming vesting will occur, is $16.450. The grant date fair value of each restricted stock unit subject to the restricted stock unit awards granted on February 29, 2016, assuming vesting will occur, is $26.335. For 2015, the Compensation Committee provided that no bonuses would be paid to our named executive officers in cash under the 2015 Bonus Plan, and that these officers would instead receive restricted stock unit awards in an amount corresponding to 75% of their respective target bonus amounts under the 2015 Bonus Plan. These restricted stock unit awards will vest in full three years after the date of award, subject to continued employment of the officers through that date. Because these awards were granted on February 29, 2016, they are reported as compensation in the Summary Compensation Table for 2016 in accordance with SEC rules. The grant date fair value of the shares subject to the restricted stock awards granted to Mr. Perkins in lieu of his 2016 base salary is discussed below in footnote (2) to the Grants of Plan-Based Awards for 2016 table below.
(4)	For 2016, “All Other Compensation” includes (i) the aggregate value of all employer-provided contributions to our 401(k) plan and (ii) the dollar value of life insurance premiums paid by the Company with respect to life insurance for the benefit of each named executive officer.

Name	401(k) and Profit Sharing Plan	Dollar Value of Life Insurance Premiums	Total
Joe Bob Perkins (1)	$—	$1,616	$1,616
Matthew J. Meloy	21,200	1,070	22,270
Michael A. Heim	21,200	1,584	22,784
Jeffrey J. McParland	21,200	1,320	22,520
Paul W. Chung	21,200	1,294	22,494

(1)	Because Mr. Perkins received restricted stock awards in lieu of his base salary he did not qualify for company contributions to the 401(k) plan.

Grants of Plan-Based Awards for 2016

The following table and the footnotes thereto provide information regarding grants of plan-based equity awards made to the named executive officers during 2016:

Name	Grant Date	Stock Awards: Number of Shares of Stock or Units (1)	Grant Date Fair Value of Equity Awards (2)
Mr. Perkins	01/19/16	102,484	$1,685,862
	02/29/16	28,320	745,807
	03/31/16	7,713	227,418
	06/30/16	4,644	195,907
	09/30/16	4,214	208,698
	12/20/16	3,684	207,096
Mr. Meloy	01/19/16	35,299	580,669
	02/29/16	12,500	329,188
Mr. Heim	01/19/16	60,582	996,574
	02/29/16	21,094	555,510
Mr. McParland	01/19/16	40,388	664,383
	02/29/16	17,578	462,917
Mr. Chung	01/19/16	39,580	651,091
	02/29/16	17,227	453,673

(1)	The grants on January 19, 2016 are the annual long-term equity incentive awards for 2016 granted to our named executive officers in the form of restricted stock unit awards under our Stock Incentive Plan. The grants on February 29, 2016 are restricted stock unit awards granted in lieu of any cash payments under the 2015 Bonus Plan. The grants to Mr. Perkins on March 31, 2016, June 30, 2016, September 30, 2016 and December 20, 2016 are restricted stock awards granted in lieu of his cash salary during 2016.
(2)	The dollar amounts shown for the restricted stock unit awards granted on January 19, 2016 are determined by multiplying the shares reported in the table by $16.450, which is the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The dollar amounts shown for the restricted stock units granted on February 29, 2016 are determined by multiplying the shares reported in the table by $26.335, which is the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The dollar amounts shown for the restricted stock awards granted to Mr. Perkins on March 31, 2016, June 30, 2016, September 30, 2016 and December 20, 2016 are determined by multiplying the shares reported in the table by $29.485, $42.185, $49.525 and $56.215, respectively, which is the grant date fair value of the awards computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

A discussion of 2016 salaries, bonuses, incentive plans and awards is set forth in “Compensation Discussion and Analysis,” including a discussion of the material terms and conditions of the 2016 restricted stock unit awards under our Stock Incentive Plan and restricted stock awards to Mr. Perkins in lieu of his cash salary for 2016. Further discussion regarding restricted stock units granted in February 2016 in lieu of cash payments under our 2015 Bonus Plan are described in our proxy statement for our 2016 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 25, 2016. In addition, a discussion of the conversion in 2016 of outstanding performance unit awards previously granted under the Partnership’s Long Term Incentive Plan into comparable awards under the Company’s Equity Compensation Plan is set forth in “Compensation Discussion and Analysis” under “Components of Executive Compensation Program for Fiscal 2016—Long-Term Equity Incentive Awards—Conversion of Outstanding Partnership Equity Awards in the Buy-In Transaction.”

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table and the footnotes related thereto provide information regarding equity-based awards outstanding as of December 31, 2016 for each of our named executive officers.

	Stock Awards
Name	Number of Shares That have not Vested (1)	Market Value of Shares That have not Vested (2)
Joe Bob Perkins	200,914	$11,265,248
Matthew J. Meloy	63,437	3,556,913
Michael A. Heim	113,654	6,372,580
Jeffrey J. McParland	79,243	4,443,155
Paul W. Chung	77,646	4,353,611

(1)	Represents the following shares of restricted stock and restricted stock units under our Stock Incentive Plan and restricted stock units under our Equity Compensation Plan (which were formerly outstanding performance unit awards previously granted under the Partnership’s Long Term Incentive Plan and converted into comparable awards related to Company common stock in connection with the Buy-In Transaction) held by our named executive officers:

	January 14, 2014 Award (a)	January 14, 2014 Award (b)	January 15, 2015 Award (c)	January 21, 2015 Award (d)	January 19, 2016 Award (e)	February 29, 2016 Award (f)	In Lieu of Salary Awards (g)	Total
Joe Bob Perkins	4,823	15,176	9,912	19,944	102,484	28,320	20,255	200,914
Matthew J. Meloy	1,615	5,081	2,969	5,973	35,299	12,500	—	63,437
Michael A. Heim	3,456	10,874	5,859	11,789	60,582	21,094	—	113,654
Jeffrey J. McParland	2,294	7,218	3,906	7,859	40,388	17,578	—	79,243
Paul W. Chung	2,245	7,064	3,828	7,702	39,580	17,227	—	77,646

(a)	The restricted shares subject to the January 14, 2014 awards vested on January 14, 2017.
(b)	The Partnership performance units awarded January 14, 2014 were converted to Company restricted stock units at a ratio of 1 to .62 and 100% of the restricted stock units vest on June 30, 2017.
(c)	The restricted stock units subject to the January 15, 2015 awards are subject to the following vesting schedule: 100% of the restricted stock units vest on January 15, 2018, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the performance period.
(d)	The Partnership performance units awarded January 21, 2015 were converted to Company restricted stock units at a ratio of 1 to .62 and 100% of the restricted stock units vest on June 30, 2018, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the performance period.
(e)	The restricted stock units subject to the January 19, 2016 awards are subject to the following vesting schedule: 100% of the restricted stock units vest on January 19, 2019, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the performance period.
(f)	The restricted stock units awarded February 29, 2016 in settlement of awards under the 2015 Bonus Plan are subject to the following vesting schedule: 100% of the restricted stock units vest on February 28, 2019, contingent upon continuous employment or the satisfaction of certain other service-related conditions upon the executive’s retirement, in either case, through the end of the vesting period. The underlying shares of stock are not issued until vesting at the end of the performance period.
(g)	The restricted stock awarded to Mr. Perkins in lieu of 2016 salary was awarded March 31, 2016 (7,713 shares), June 30, 2016 (4,644 shares), September 30, 2016 (4,214 shares) and December 20, 2016 (3,684 shares). 100% of each award will vest one year following the date of grant, contingent upon continuous employment.

The treatment of the outstanding restricted stock awards and restricted stock unit awards upon certain terminations of employment (including retirement) or the occurrence of a change in control is described below under “—Potential Payments Upon Termination or Change in Control.”

(2)	The dollar amounts shown are determined by multiplying the number of shares of restricted stock or the number of restricted stock units reported in the table by the closing price of a share of our common stock on December 30, 2016 ($56.07), which was the last trading day of fiscal 2016. The amounts do not include any related dividends accrued with respect to the awards.

Option Exercises and Stock Vested in 2016

The following table provides the amount realized during 2016 by each named executive officer upon the vesting of restricted stock and restricted stock units. None of our named executive officers exercised any option awards during the 2016 year and, currently, there are no options outstanding under any of our plans.

Name	Stock Awards
	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Joe Bob Perkins	23,655	$870,443
Matthew J. Meloy	18,135	717373
Michael A. Heim	16,936	603,268
Jeffrey J. McParland	10,293	348,658
Paul W. Chung	15,538	571,765

(1)	Includes: (i) the following shares of restricted stock granted under our Stock Incentive Plan on January 15, 2013, which vested on January 15, 2016 for each Named Executive Officer respectively: (a) 5,035; (b) 1,866; (c) 4,399; (d) 3,390; and (e) 3,307; and (ii) the following restricted stock units (former equity-settled performance unit awards under the Partnership’s Long-Term Incentive Plan that were converted into comparable awards related to Company common stock in connection with the Buy-In Transaction) originally granted on January 15, 2013 and August 12, 2013, which vested on June 30, 2016 for each Named Executive Officer respectively: (a) 18,620; (b) 16,269; (c) 12,537; (d) 6,903; and (e) 12,231.

(2)	Computed: (i) with respect to the restricted stock awards granted under our Stock Incentive Plan by multiplying the number of shares of stock vesting by the closing price of a share of common stock on the January 15, 2016 vesting date ($17.04) and does not include associated dividends accrued during the vesting period and (ii) with respect to the restricted stock units (former equity-settled performance unit awards) by multiplying the number of restricted stock units vesting by the closing price of a share of common stock on the June 30, 2016 vesting date ($42.14) and does not include associated distributions or dividends accrued during the vesting period.

Pension Benefits

Other than our 401(k) Plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Non-Qualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination or Change in Control

Aggregate Payments

The table below reflects the aggregate amount of payments and benefits that we believe our named executive officers would have received under the Change in Control Program, Stock Incentive Plan and Equity Compensation Plan upon certain specified termination of employment and/or a change in control events, in each case, had such event occurred on December 31, 2016. Details regarding individual plans and arrangements follow the table. The amounts below constitute estimates of the amounts that would be paid to our named executive officers upon each designated event, and do not include any amounts accrued through fiscal 2016 year-end that would be paid in the normal course of continued employment, such as accrued but unpaid salary and benefits generally available to all salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Name	Change in Control (No Termination)	Qualifying Termination Following Change in Control	Termination by us without Cause	Termination for Death or Disability
Joe Bob Perkins	$12,180,033	$16,570,985	$2,420,279	$12,316,551
Matthew J. Meloy	3,856,666	6,533,101	762,248	3,898,531
Michael A. Heim	6,934,017	10,408,452	1,563,468	7,018,179
Jeffrey J. McParland	4,826,572	7,731,006	1,040,102	4,882,622
Paul W. Chung	4,729,217	7,573,248	1,018,640	4,784,130

Executive Officer Change in Control Severance Program

We adopted the Change in Control Program on and effective as of January 12, 2012. Each of our named executive officers was an eligible participant in the Change in Control Program during the 2016 calendar year.

The Change in Control Program is administered by our Senior Vice President—Human Resources. The Change in Control Program provides that if, in connection with or within 18 months after a “Change in Control,” a participant suffers a “Qualifying Termination,” then the individual will receive a severance payment, paid in a single lump sum cash payment within 60 days following the date of termination, equal to three times (i) the participant’s annual salary as of the date of the Change in Control or the date or termination, whichever is greater, and (ii) the amount of the participant’s annual salary multiplied by the participant’s most recent “target” bonus percentage specified by the Compensation Committee prior to the Change in Control. In addition, the participant (and his eligible dependents, as applicable) will receive the continuation of their medical and dental benefits until the earlier to occur of (a) three years from the date of termination, or (b) the date the participant becomes eligible for coverage under another employer’s plan.

For purposes of the Change in Control Program, the following terms will generally have the meanings set forth below:

Cause means discharge of the participant by us on the following grounds: (i) the participant’s gross negligence or willful misconduct in the performance of his duties, (ii) the participant’s conviction of a felony or other crime involving moral turpitude, (iii) the participant’s willful refusal, after 15 days’ written notice, to perform his material lawful duties or responsibilities, (iv) the participant’s willful and material breach of any corporate policy or code of conduct, or (v) the participant’s willfully engaging in conduct that is known or should be known to be materially injurious to us or our subsidiaries.

Change in Control means any of the following events: (i) any person (other than the Partnership) becomes the beneficial owner of more than 20% of the voting interest in us or in the General Partner, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the General Partner (other than to the Partnership or its affiliates), (iii) a transaction resulting in a person other than Targa Resources GP LLC or an affiliate being the General Partner of the Partnership, (iv) the consummation of any merger, consolidation or reorganization involving us or the General Partner in which less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is beneficially owned by the stockholders of the Company or the General Partner, immediately prior to the consummation of the transaction, or (v) a majority of the members of the Board of Directors or the board of directors of the General Partner is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the applicable Board of Directors before the date of the appointment or election.

Good Reason means: (i) a material reduction in the participant’s authority, duties or responsibilities, (ii) a material reduction in the participant’s base compensation, or (iii) a material change in the geographical location at which the participant must perform services. The individual must provide notice to us of the alleged Good Reason event within 90 days of its occurrence and we have the opportunity to remedy the alleged Good Reason event within 30 days from receipt of the notice of such allegation.

Qualifying Termination means (i) an involuntary termination of the individual’s employment by us without Cause or (ii) a voluntary resignation of the individual’s employment for Good Reason.

All payments due under the Change in Control Program will be conditioned on the execution and non-revocation of a release for our benefit and the benefit of our related entities and agents. The Change in Control Program will supersede any other severance program for eligible participants in the event of a Change in Control, but will not affect accelerated vesting of any equity awards under the terms of the plans governing such awards.

On December 3, 2015, the Company amended the Change in Control Program to exclude the direct or indirect purchase of the Partnership or the General Partner by the Company or any of its affiliates from the definition of “Change in Control.” As a result, the consummation of the Buy-In Transaction did not constitute a Change in Control event for purposes of the Change in Control Program.

If amounts payable to a named executive officer under the Change in Control Program, together with any other amounts that are payable by us as a result of a Change in Control (collectively, the “Payments”), exceed the amount allowed under section 280G of the Code for such individual, thereby subjecting the individual to an excise tax under section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for the recipient, the Payments shall either be: (i) reduced to the level at which no excise tax applies or (ii) paid in full, which would subject the individual to the excise tax.

The following table reflects payments that would have been made to each of the named executive officers under the Change in Control Program in the event there was a Change in Control and the officer incurred a Qualifying Termination, in each case as of December 31, 2016.

Name	Qualifying Termination Following Change in Control (1)
Joe Bob Perkins	$4,390,952
Matthew J. Meloy	2,676,435
Michael A. Heim	3,474,435
Jeffrey J. McParland	2,904,435
Paul W. Chung	2,844,031

(1)	Includes 3 years’ worth of continued participation in our medical and dental plans, calculated based on the monthly employer-paid portion of the premiums for our medical and dental plans as of December 31, 2016 for each named executive officer and his eligible dependents in the following amounts: (a) Mr. Perkins – $40,952, (b) Mr. Meloy – $54,435, (c) Mr. Heim – $54,435, (d) Mr. McParland– $54,435, and (e) Mr. Chung—$51,031.

Stock Incentive Plan

Each of our named executive officers held outstanding restricted stock awards and restricted stock units under our forms of restricted stock agreement and restricted stock unit agreement, as applicable (the “Stock Agreements”), and the Stock Incentive Plan as of December 31, 2016. If a “Change in Control” occurs and the named executive officer has (i) remained continuously employed by us from the date of grant to the date upon which such Change in Control occurs or (ii) retired following the date of grant and either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors are permitted), through the date of the Change in Control, then, in either case, the restricted stock and restricted stock units granted to him under the Stock Agreements, and related dividends then credited to him, will fully vest on the date upon which such Change in Control occurs.

Restricted stock and restricted stock units granted to a named executive officer under the Stock Agreements, and related dividends then credited to him, will also fully vest if the named executive officer’s employment is terminated by reason of death or a “Disability.” If a named executive officer’s employment with us is terminated for any reason other than death or Disability, then his unvested restricted stock and restricted stock units are forfeited to us for no consideration, except that, if a named executive officer retires, his awards will continue to vest on the third anniversary of the date of grant if, from the date of his retirement through the third anniversary date, the named executive officer has either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors are permitted).

The following terms generally have the following meanings for purposes of the Stock Incentive Plan and Stock Agreements:

Affiliate means an entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, us.

Change in Control means the occurrence of one of the following events: (i) any person or group acquires or gains ownership or control (including, without limitation, the power to vote), by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the outstanding shares of our voting stock or more than 50% of the combined voting power of the equity interests in the Partnership or the General Partner; (ii) the liquidation or dissolution of us or the approval by the limited partners of the Partnership of a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by us of all or substantially all of our assets in one or more transactions to any person other than Warburg Pincus LLC or any other Affiliate; (iv) the sale or disposition by either the Partnership or the General Partner of all or substantially all of its assets in one or more transactions to any person other than Warburg Pincus LLC, the

General Partner, or any other Affiliate; (v) a transaction resulting in a person other than Targa Resources GP LLC or an Affiliate being the General Partner of the Partnership; or (vi) as a result of or in connection with a contested election of directors, the persons who were our directors before such election shall cease to constitute a majority of our Board of Directors.

Disability means a disability that entitles the named executive officer to disability benefits under our long-term disability plan.

The Buy-In Transaction did not trigger the accelerated vesting of any of our outstanding long-term equity incentive compensation awards under the Stock Incentive Plan.

The following table reflects amounts that would have been received by each of the named executive officers under the Stock Incentive Plan and related Stock Agreements in the event there was a Change in Control or their employment was terminated due to death or Disability, each as of December 31, 2016. The amounts reported below assume that the price per share of our common stock was $56.07, which was the closing price per share of our common stock on December 30, 2016 (the last trading day of fiscal 2016). No amounts are reported assuming retirement as of December 31, 2016, since additional conditions must be met following a named executive officer’s retirement in order for any restricted stock awards or restricted stock units to become vested.

Name	Change in Control		Termination for Death or Disability
Joe Bob Perkins	$9,896,269	(1)	$9,896,269	(1)
Matthew J. Meloy	3,136,278	(2)	3,136,278	(2)
Michael A. Heim	5,454,708	(3)	5,454,708	(3)
Jeffrey J. McParland	3,842,516	(4)	3,842,516	(4)
Paul W. Chung	3,765,487	(5)	3,765,487	(5)

(1)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column: (a) $270,426 and $46,819, respectively, relate to the restricted stock and related dividend rights granted on January 14, 2014, which vested on January 14, 2017; (b) $555,766 and $69,681, respectively, relate to the restricted stock units and related dividend rights granted on January 15, 2015, which are scheduled to vest January 15, 2018; (c) $5,746,278, and $373,042, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019; (d) $1,587,902 and $77,314, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, which are scheduled to vest February 28, 2019; and (e) $1,135,698 and $33,343, respectively, relate to the restricted stock and related dividend rights awarded in lieu of 2016 salary granted on March 31, 2016 (7,713 shares), June 30, 2016 (4,644 shares), September 30, 2016 (4,214 shares) and December 20, 2016 (3,684 shares).
(2)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column: (a) $90,553 and $15,678, respectively, relate to the restricted stock and related dividend rights granted on January 14, 2014, which vested on January 14, 2017; (b) $166,472 and $20,872, respectively, relate to the restricted stock units and related dividend rights granted on January 15, 2015, which are scheduled to vest January 15, 2018; (c) $1,979,215 and $128,488, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019; and (d) $700,875 and $34,125, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, which are scheduled to vest February 28, 2019.
(3)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column: (a) $193,778 and $33,549, respectively, relate to the restricted stock and related dividend rights granted on January 14, 2014, which vested on January 14, 2017; (b) $328,514 and $41,189, respectively, relate to the restricted stock units and related dividend rights granted on January 15, 2015, which are scheduled to vest January 15, 2018; (c) $3,396,833 and $220,518, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019; and (d) $1,182,741 and $57,587, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, which are scheduled to vest February 28, 2019.
(4)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column: (a) $128,625 and $22,269, respectively, relate to the restricted stock and related dividend rights granted on January 14, 2014, which vested on January 14, 2017; (b) $219,009 and $27,459, respectively, relate to the restricted stock units and related dividend rights granted on January 15, 2015, which are scheduled to vest January 15, 2018; (c) $2,264,555 and $147,012, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019; and (d) $985,598 and $47,988, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, which are scheduled to vest February 28, 2019.

(5)	Of the amount reported under each of the “Change in Control” column and the “Termination for Death or Disability” column: (a) $125,877 and $21,793, respectively, relate to the restricted stock and related dividend rights granted on January 14, 2014, which vested on January 14, 2017; (b) $214,636 and $26,911, respectively, relate to the restricted stock units and related dividend rights granted on January 15, 2015, which are scheduled to vest January 15, 2018; (c) $2,219,251 and $144,071, respectively, relate to the restricted stock units and related dividend rights granted on January 19, 2016, which are scheduled to vest January 19, 2019; and (d) $965,918 and $47,030, respectively, relate to the restricted stock units and related dividend rights granted on February 29, 2016, which are scheduled to vest February 28, 2019.

Equity Compensation Plan

The Buy-In Transaction did not trigger the accelerated vesting of any outstanding long-term equity incentive compensation awards under the Equity Compensation Plan (formerly, the Partnership’s Long-Term Incentive Plan). Upon completion of the Buy-In Transaction, all outstanding performance unit awards previously granted under the Partnership’s Long-Term Incentive Plan (which was assumed by the Company in connection with the Buy-In Transaction and renamed the Equity Compensation Plan), were converted and restated into comparable awards based on the Company’s common shares. Specifically, each outstanding performance unit award was converted and restated, effective as of the effective time of the Buy-In Transaction, into an award to acquire, pursuant to the same time-based vesting schedule and forfeiture and termination provisions, a comparable number of Company common shares determined by multiplying the number of performance units subject to each award by the exchange ratio in the Buy-In Transaction (0.62), rounded down to the nearest whole share, and eliminating the performance factor that was based on the Partnership’s common units. All amounts previously credited as distribution equivalent rights under any outstanding performance unit award continue to remain so credited and will be payable on the payment date set forth in the applicable award agreement, subject to the same time-based vesting schedule previously included in the performance unit award, but without application of any performance factor.

As a result, each of our named executive officers held outstanding restricted stock units under our Equity Compensation Plan (which were formerly outstanding performance unit awards previously granted under the Partnership’s Long Term Incentive Plan and converted into comparable awards related to Company stock in connection with the Buy-In Transaction) under the Company’s form of agreement (the “Share Grant Agreement”) and the Equity Compensation Plan as of December 31, 2016.

If a “Change in Control” occurs and the named executive officer has (i) remained continuously employed by us from the date of grant to the date upon which such Change in Control occurs or (ii) retired following the date of grant and either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors are permitted), through the date of the Change in Control, then, in either case, the restricted stock units subject to the Share Grant Agreements, and related dividends or distributions then credited to him, will fully vest on the date upon which such Change in Control occurs.

Generally, restricted stock units and the related dividend or distribution equivalent rights subject to a Share Grant Agreement would be automatically forfeited without payment upon the termination of the named executive officer’s employment with us and our affiliates. However, if a named executive officer’s employment was terminated by reason of his death or “Disability” or was terminated by us other than for “Cause,” or if the executive retired and he either performed consulting services for us or refrained from working for one of our competitors or in a similar role for another company (however, directorships at non-competitors are permitted), through the end of the vesting period, he would become vested in the restricted stock units that he is otherwise qualified to receive as if the named executive officer had remained continuously employed through the end of the performance period. The named executive officer will also receive a cash payment in the amount of the dividend or distribution equivalent rights that would have accrued through the end of the vesting period.

The following terms generally have the meanings specified below for purposes of the Equity Compensation Plan:

Change in Control means (i) any person or group, other than an affiliate, becomes the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company, (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or (iii) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any person other than one of the Company’s affiliates.

Cause means (i) failure to perform assigned duties and responsibilities, (ii) engaging in conduct which is injurious (monetarily or otherwise) to us or our affiliates, (iii) breach of any corporate policy or code of conduct established by us or our affiliates, or breach of any agreement between the named executive officer and us or our affiliates, or (iv) conviction of a misdemeanor involving moral turpitude or a felony. If the named executive officer is a party to an agreement with us or our affiliates in which this term is defined, then that definition will apply for purposes of the Equity Compensation Plan and the Share Grant Agreement.

Disability means a disability that entitles the named executive officer to disability benefits under our long-term disability plan.

The following table reflects amounts that would have been received by each of the named executive officers under the Equity Compensation Plan and related Share Grant Agreements in the event there was a Change in Control or their employment was terminated due to death or Disability or by us without Cause, each as of December 31, 2016. No amounts are reported assuming retirement as of December 31, 2016, since additional conditions must be met following a named executive officer’s retirement in order for any performance share awards to become vested. The amounts reported below assume that the price per the Company’s share of stock was $56.07, which was the closing price per share of stock on December 30, 2016 (the last trading day of fiscal 2016).

Name	Change in Control		Termination for Death or Disability or Without Cause
Joe Bob Perkins	$2,283,764	(1)	$2,420,282	(1)
Matthew J. Meloy	720,388	(2)	762,253	(2)
Michael A. Heim	1,479,309	(3)	1,563,470	(3)
Jeffrey J. McParland	984,056	(4)	1,040,106	(4)
Paul W. Chung	963,731	(5)	1,018,644	(5)

(1)	Of the amount reported under the “Change in Control” column: (a) $850,918 and $180,523, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $1,118,260 and $134,062, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015. Of the amount reported under the “Termination for Death or Disability or Without Cause” column: (a) $850,918 and $208,144, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $1,118,260 and $242,957, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015.
(2)	Of the amount reported under the “Change in Control” column: (a) $284,948 and $60,440, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $334,906 and $40,150, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015. Of the amount reported under the “Termination for Death or Disability or Without Cause” column: (a) $284,948 and $69,688, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $334,906 and $72,763, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015.
(3)

Of the amount reported under the “Change in Control” column: (a) $609,705 and $129,350, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $661,009 and $79,245, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015. Of the amount reported under the “Termination for Death or Disability or Without Cause” column: (a) $609,705 and $149,140, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $661,009 and $143,613, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015.
(4)	Of the amount reported under the “Change in Control” column: (a) $404,713 and $85,860, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $440,710 and $52,828, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015. Of the amount reported under the “Termination for Death or Disability or Without Cause” column: (a) $404,713 and $98,997, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $440,710 and $95,738, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015.
(5)	Of the amount reported under the “Change in Control” column: (a) $396,078 and $84,029, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $431,851 and $51,772, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015. Of the amount reported under the “Termination for Death or Disability or Without Cause” column: (a) $396,078 and $96,885, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 14, 2014; and (b) $431,851 and $93,825, respectively, relate to the performance shares and related dividend and distribution equivalent rights granted on January 21, 2015.

Director Compensation

The following table sets forth the compensation earned by our non-employee directors for 2016:

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Total Compensation
Charles R. Crisp	$116,000	$66,442	$182,442
Ershel C. Redd Jr	99,500	66,442	165,942
Chris Tong	118,500	66,442	184,942
Laura C. Fulton	98,500	66,442	164,942
Waters S. Davis, IV	115,500	66,442	181,942
Rene R. Joyce	86,500	66,442	152,942
Robert B. Evans (1)	79,833	66,442	146,275

(1)	Mr. Evans was appointed effective March 1, 2016.
(2)	Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of fully vested shares of our common stock awarded to the non-employee directors under our Stock Incentive Plan, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion contained in the Notes to Consolidated Financial Statements at Note 23 – Stock and Other Compensation Plans included in our Annual Report on Form 10-K for the year ended December 31, 2016. On January 19, 2016, each director serving at that time received 4,039 fully vested shares of our common stock in connection with their 2016 service on our Board of Directors, and the grant date fair value of each share of common stock computed in accordance with FASB ASC Topic 718 was $16.45. As of December 31, 2016, none of our non-employee directors held any outstanding stock options or any outstanding, unvested shares of our common stock.

Narrative to Director Compensation Table

For 2016, all non-employee directors received an annual cash retainer of $76,000. The Chairman of the Audit Committee received an additional annual retainer of $20,000, the Chairman of the Compensation Committee received an additional annual retainer of $15,000 and the Chairman of the Nominating and Governance Committee received an additional retainer of $10,000. All of our non-employee directors receive $1,500 for each Board of Directors, Audit Committee, Compensation Committee and Nominating and Governance Committee meeting attended. Payment of non-employee director fees is generally made twice annually, at the second regularly scheduled meeting of the Board of Directors and at the final regularly scheduled meeting of the Board of Directors for the fiscal year. All non-employee directors are reimbursed for out-of-pocket expenses incurred in attending Board of Director and committee meetings.

A director who is also an employee receives no additional compensation for services as a director. Accordingly, Messrs. Whalen, Perkins and Heim have been omitted from the table. Because Messrs. Perkins and Heim are named executive officers for 2016, the Summary Compensation Table reflects the total compensation they received for services performed for us and our affiliates.

Director Long-term Equity Incentives. We granted equity awards in January 2016 to our non-employee directors under the Stock Incentive Plan. Each of these directors received an award of 4,039 fully vested shares of our common stock, which reflected our intent to provide them with a target value of approximately $100,000 in annual long-term incentive awards, which maintained the same target value as 2015. The awards are intended to align the long-term interests of our directors with those of our shareholders.

Changes for 2017and 2018

In January 2017, the Board of Directors approved a change to our non-employee director compensation for the 2017 fiscal year by adding a lead director retainer of $15,000 per year.

Director Long-term Equity Incentives. In January 2017, each of our non-employee directors received an award of 1,974 fully vested shares of our common stock under the Stock Incentive Plan, which reflects our desire to increase the target value of the annual awards from approximately $100,000 to $115,000 per year.

In February 2017, the Board of Directors approved a change to our non-employee director compensation for the 2018 fiscal year by providing that the equity awards in 2018 to be made to the non-employee directors will consist of grants of restricted stock with a one year vesting period.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:

•	Role and functions of the Board of Directors

•	Qualifications and independence of directors

•	Size of the Board of Directors and director selection process

•	Committee functions

•	Meetings of non-employee directors

•	Self-evaluation

•	Ethics and conflicts of interest (a copy of the current “Code of Conduct” is posted on the Company’s website at http://ir.targaresources.com/trc/documentdisplay.cfm?DocumentID=7959)

•	Compensation of the Board of Directors

•	Succession planning

•	Access to senior management and to independent advisors

•	New director orientation

•	Continuing education

The Corporate Governance Guidelines are posted on the Company’s website at http://ir.targaresources.com/trc/documentdisplay.cfm?DocumentID=7958. The Corporate Governance Guidelines will be reviewed periodically, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

Mr. Whalen has served as Executive Chairman of the Board of the Company’s Board of Directors since January 1, 2015 and as a director of the Company since its formation on October 27, 2005. Mr. Perkins has served as Chief Executive Officer and as a director of the Company since January 1, 2012. Mr. Whalen previously served as the Executive Chairman of the Company’s Board of Directors between October 25, 2010 and December 31, 2011. Our bylaws allow the same individual to hold the position of Chief Executive Officer and Chairman of the Board of Directors.

To ensure a strong and independent board, all directors of the Company, other than Messrs. Joyce, Perkins, Whalen and Heim, are independent. The Board of Directors regularly meets in executive session without the presence of the CEO or other members of management. Mr. Crisp is chair of meetings of the non-management directors.

In his capacity as chair of the meetings of non-management directors, Mr. Crisp provides, in conjunction with the Executive Chairman and the CEO, leadership and guidance to the Board of Directors. He also (i) establishes the agenda for each meeting of the non-management directors and (ii) provides the board’s guidance and feedback to the Executive Chairman, the CEO and the Company’s management team. All directors are encouraged to suggest the inclusion of agenda items or revisions to meeting materials, and any director is free to raise at any board meeting items that are not on the agenda for that meeting.

Given the strong leadership of the Company’s Executive Chairman and the CEO, the effective counterbalancing role of the chair of the non-management directors and a board comprised of strong and independent directors, the board believes that, at the present time, the current structure of the board best serves the interests of the Company and its stockholders.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director (including Mr. Crisp), any committee of the Board of Directors, or our non-management directors as a group, by writing to them at Targa Resources Corp., 1000 Louisiana Street, Suite 4300, Houston, Texas 77002, Attention: Secretary. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board of Directors.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that six non-employee directors (Messrs. Crisp, Davis, Evans, Tong and Redd and Ms. Fulton) are independent.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated the members of the Audit Committee in December 2010 for financial literacy and the attributes of a financial expert as well as the Exchange Act independence requirements. The Board of Directors also evaluated a new member of the Audit Committee in February 2013 for financial literacy. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Mr. Tong, is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

Except for the responsibilities of the Audit Committee discussed below, the Board of Directors as a whole (including the committees of the Board of Directors) oversees the assessment of major risks of the Company and the management of such risks. For example, the Board of Directors, including the committees of the Board of Directors:

•

reviews and approves the Company’s annual business plan and capital budget and reviews with management on at least a quarterly basis the Company’s financial performance, including any variations from the annual business plan and capital budget;

•

has established specific dollar limits on the commitment authority of members of senior management and requires board approval of the Company’s capital expenditures and investments exceeding that authority; and

•	monitors the Company’s interest rate and commodity hedging activities.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks such as the credit risks associated with counterparty exposure. Management and the Company’s external auditors report regularly to the Audit Committee on those subjects. The Board of Directors has considered, and is comfortable with, its choice of leadership structure. Since the Board of Directors’ leadership structure appropriately allows for its role as manager of risks of the Company, such role does not separately impact the Board of Directors’ choice of leadership structure.

Attendance at Annual Meetings

While there is no formal attendance policy, the Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. We anticipate that the majority of our directors will attend the Annual Meeting. All directors serving at the time attended the annual meeting of stockholders in 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2017 (unless otherwise indicated) held by:

•	each person who beneficially owns 5% or more of our the then outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

On February 17, 2016, the Company completed the Buy-In Transaction, pursuant to which the Company acquired indirectly all of the Partnership outstanding common units that the Company and its subsidiaries did not already own. As a result of the Buy-In Transaction Merger, the Company owns all of the outstanding Partnership common units. As of March 20, 2017, none of our directors or executive officers owned any Preferred Shares of the Company or Preferred Units of the Partnership.

Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and include, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them. Percentage ownership calculations for any security holder listed in the table below are based on 195,069,825 shares of our common stock outstanding on March 20, 2017.

	Targa Resources Corp.
Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
The Vanguard Group (2)	14,082,373	7.22
Goldman Sachs Asset Management (3)	12,064,898	6.18
Rene R. Joyce (4)	1,050,724	*
Joe Bob Perkins (5)	468,287	*
Michael A. Heim (6)	413,467	*
Jeffrey J. McParland (7)	311,769	*
James W. Whalen (8)	607,291	*
Matthew J. Meloy	56,817	*
Paul W. Chung (9)	509,406	*
Chris Tong (10)	85,549	*
Charles R. Crisp	131,443	*
Ershel C. Redd Jr.	14,482	*
Laura C. Fulton	9,515	*
Waters S. Davis, IV	6,799	*
Robert B. Evans	28,606	*
All directors and executive officers as a group (19 persons)	3,769,419	1.93

*	Less than 1%.
(1)	Unless otherwise indicated, the address for all beneficial owners in this table is 1000 Louisiana, Suite 4300, Houston, Texas 77002.
(2)	As reported on Schedule 13G/A as of December 31, 2016 and filed with the SEC on February 10, 2017, the business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	As reported on Schedule 13G as of December 31, 2016 and filed with the SEC on February 14, 2017, the business address for Goldman Sachs Asset Management is 200 West Street, New York, NY 10282.
(4)	Shares of common stock beneficially owned by Mr. Joyce include: (i) 223,759 shares issued to The Rene Joyce 2010 Grantor Retained Annuity Trust, of which Mr. Joyce and his wife are co-trustees and have shared voting and investment power; and (ii) 561,292 shares issued to The Kay Joyce 2010 Family Trust, of which Mr. Joyce’s wife is trustee and has sole voting and investment power.

(5)	Shares of common stock beneficially owned by Mr. Perkins include: (i) 207,370 shares issued to the Perkins Blue House Investments Limited Partnership (“PBHILP”) and (ii) 93 shares held by Mr. Perkins’ wife. Mr. Perkins is the sole member of JBP GP, L.L.C., one of the general partners of the PBHILP.
(6)	Shares of common stock beneficially owned by Mr. Heim include: (i) 124,878 shares issued to The Michael Heim 2009 Family Trust, of which Mr. Heim and his son are co-trustees and have shared voting and investment power; (ii) 81,672 shares issued to The Patricia Heim 2009 Grantor Retained Annuity Trust, of which Mr. Heim and his wife are co-trustees and have shared voting and investment power; (iii) 57,973 shares issued to the Pat Heim 2012 Family Trust, of which Mr. Heim’s wife and son serve as co-trustees and have shared voting and investment power; (iv) 38,400 shares issued to the Heim 2012 Children’s Trust, of which Mr. Heim serves as trustee; and (v) 19,472 shares held by Mr. Heim’s wife.
(7)	Shares of common stock beneficially owned by Mr. McParland include 215,848 shares issued to the Sarah McParland Family Trust, of which Mr. McParland’s spouse serves as trustee.
(8)	Shares of common stock beneficially owned by Mr. Whalen include (i) 345,999 shares issued to the Whalen Family Investments Limited Partnership and (ii) 98,000 issued to the Whalen Family Investments Limited Partnership 2.
(9)	Shares of common stock beneficially owned by Mr. Chung include (i) 189,904 shares issued to the Paul Chung 2008 Family Trust, of which Mr. Chung serves as trustee, and (ii) 189,904 shares issued to the Helen Chung 2007 Family Trust, of which Mr. Chung’s spouse and Mr. Chung’s sister-in-law serve as co-trustees.
(10)	Shares of common stock beneficially owned by Mr. Tong include 1,310 shares held by Mr. Tong’s wife.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

The following table sets forth certain information as of December 31, 2016 regarding our long-term incentive plans, under which our common stock is authorized for issuance to employees, consultants and directors of us, our general partner and its affiliates. Our sole equity compensation plan, under which we will make equity grants in the future, is our Stock Incentive Plan, which was approved by our stockholders prior to our initial public offering. This table does not include any of the additional shares of common stock that stockholders are being asked to approve pursuant to “Item Five—Approval of the Amended and Restated 2010 Stock Incentive Plan.”

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	—	—	1,825,639
Equity compensation plans not approved by security holders (2)	—	—	32,960

Total	—	—	1,858,599

(1)	Generally, awards of restricted stock and restricted stock units to our officers and employees under the Stock Incentive Plan are subject to vesting over time as determined by the Compensation Committee and, prior to vesting, are subject to forfeiture. Stock incentive plan awards may vest in other circumstances, as approved by the Compensation Committee and reflected in an award agreement. Restricted stock and restricted stock units are issued, subject to vesting, on the date of grant. The Compensation Committee may provide that dividends on restricted stock or restricted stock units are subject to vesting and forfeiture provisions, in which cash such dividends would be held, without interest, until they vest or are forfeited.
(2)	These represent awards available for issuance under Targa Resources Corp. Equity Compensation Plan, which was assumed by us as part of the TRC/TRP Merger. The termination date for this plan was February 7, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2016.

TRANSACTIONS WITH RELATED PERSONS

Our Relationship with Targa Resources Partners LP and its General Partner

Our only cash generating assets consist of our interests in the Partnership, which consist of (i) a 2.0% general partner interest in the Partnership and (ii) all of the outstanding common units of the Partnership.

Reimbursement of Operating and General and Administrative Expense

Under the terms of the Partnership’s partnership agreement (the “partnership agreement”), the Partnership reimburses us for all direct and indirect expenses, as well as expenses otherwise allocable to the Partnership in connection with the operation of the Partnership’s business, incurred on the Partnership’s behalf, which includes operating and direct expenses, including compensation and benefits of operating personnel, and for the provision of various general and administrative services for the Partnership’s benefit. We perform centralized corporate functions for the Partnership, such as legal, accounting, treasury, insurance, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes, engineering and marketing. The Partnership reimburses us for the direct expenses to provide these services as well as other direct expenses we incur on the Partnership’s behalf, such as compensation of operational personnel performing services for the Partnership’s benefit and the cost of their employee benefits, including 401(k), pension and health insurance benefits. The General Partner determines the amount of general and administrative expenses to be allocated to the Partnership in accordance with the partnership agreement. Other than our direct costs of being a reporting company, so long as our only cash-generating asset consists of our interests in the Partnership, substantially all of our general and administrative costs have been, and will continue to be, allocated to the Partnership.

Competition

We are not restricted, under the Partnership’s partnership agreement, from competing with the Partnership. We may acquire, construct or dispose of additional midstream energy or other assets in the future without any obligation to offer the Partnership the opportunity to purchase or construct those assets.

Contracts with Affiliates

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and officers, including directors and officers who serve or served as directors and/or officers of the General Partner. Each indemnification agreement provides that we will indemnify and hold harmless each indemnitee for Expenses (as defined in the indemnification agreement) to the fullest extent permitted or authorized by law, including the Delaware General Corporation Law, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his Expenses in proportion to relative benefit and fault of us and indemnitee in the transaction giving rise to the proceeding.

Each indemnification agreement also provides that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in our best interests and, in all other cases, not opposed to our best interests and (ii) in the case of a criminal proceeding, the indemnitee must have had no reasonable cause to believe that his conduct was unlawful. The indemnification agreement also provides that we must advance payment of certain Expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is ultimately determined that the indemnitee is not entitled to indemnification.

Transactions with Related Persons

Relationship with Sajet Resources LLC

In December 2010 prior to our IPO, Sajet Resources LLC (“Sajet”), was spun-off from the Company. Rene Joyce and James Whalen, directors of the Company, are also directors of Sajet. Joe Bob Perkins, James Whalen, Michael Heim, Jeffrey McParland, Paul Chung, and Matthew Meloy, executive officers of the Company, are also executive officers of Sajet. Sajet owns certain technology rights, real property and ownership interests in Allied CNG Ventures LLC. We provide general and administrative services to Sajet and are reimbursed for these amounts at our actual cost. Services provided to Sajet totaled $0.5 million in 2016.

Relationship with Tesla Resources LLC

In September 2012, Tesla Resources LLC (“Tesla”) was spun-off from Sajet. Tesla has ownership interests in Floridian Natural Gas Storage Company LLC (“Floridian”). Rene Joyce and James Whalen, directors of the Company, are also directors of Tesla and managers of Floridian. Joe Bob Perkins, James Whalen, Michael Heim, Jeffrey McParland, Paul Chung, and Matthew Meloy, executive officers of the Company, are also executive officers of Tesla. We provide general and administrative services to Tesla and Floridian and are reimbursed for these amounts at our actual cost. Services provided to Tesla and Floridian totaled $0.1 million in 2016.

Relationship with Newark E&P Operating, LLC

Waters Davis IV, one of the directors of the Company and the Partnership’s general partner, was a director of Newark E&P Operating, LLC (“Newark E&P”) until October 1, 2016. During 2016, the Company purchased $8.6 million of natural gas from Newark E&P.

Relationship with Total Safety US Inc.

Joe Bob Perkins, our Chief Executive Officer and a director of the Company and the Partnership’s general partner, was also a member of the Board of Managers of W3 Holdings, LLC, parent company of Total Safety US Inc. (“Total Safety”) until March 2017 which provides us safety services and equipment, including detection and monitoring systems. During 2016, we made payments of $0.1 million to Total Safety.

Relationship with Magellan Asset Services LP

Barry Pearl, one of the former directors of the Partnership’s general partner, is also a director of Magellan Midstream Partners, L.P., parent company of Magellan Asset Services LP (“Magellan”). During 2016, we transacted sales of $29.1 million with Magellan.

Relationship with Kansas Gas Service

Robert Evans, a director of the Company and the Partnership’s general partner, is also a director of ONE Gas, Inc. (“ONE”). We have commercial arrangements with Kansas Gas Service (“Kansas Gas”), a division of ONE. During 2016, we transacted sales of $18.0 million with Kansas Gas.

Relationships with Sequent Energy Management, LP, NICOR Energy, EOG Resources Inc. and IntercontinentalExchange, Inc.

Charles R. Crisp, a director of the Company and the Partnership’s general partner, is a director of Southern Gas Company, a subsidiary of The Southern Company, parent company of Sequent Energy Management, LP (“Sequent”) and Northern Illinois Gas Company d/b/a NICOR Energy (“NICOR”). We purchase and sell natural gas and NGL products from and to Sequent and sell natural gas products to NICOR. Mr. Crisp also serves as a director of EOG Resources Inc. (“EOG”) from whom we purchase natural gas and NGL products. We billed

EOG Resources Marketing Inc. (“EOG Marketing”), a subsidiary of EOG, for certain well connections to our gathering systems and associated equipment. Mr. Crisp is also a director of IntercontinentalExchange Group Inc., parent company of ICE US OTC Commodity Markets LLC (“ICE”) from whom we purchase brokerage services. The following table shows our transactions with each of these entities during 2016.

Entity	Sales	Purchases
	(In millions)
EOG	$11.9	$2.4
ICE	0.1	0.7
NICOR	19.1	—
Sequent	108.7	12.3

These transactions were at market prices consistent with similar transactions with other nonaffiliated entities.

Relationships with Martin Gas Sales and Southwest Energy LP

Ershel C. Redd, one of the directors of the Company and the Partnership’s general partner, has an immediate family member who is an officer of Martin Gas Sales, which is a subsidiary of Martin Midstream Partners LP (“Martin”) and an immediate family member who is an officer and part owner of Southwest Energy LP (“Southwest Energy”) from and to whom we purchase and sell natural gas and NGL products. The following table shows our transactions with each of these entities during 2016.

Entity	Sales	Purchases
	(In millions)
Martin Gas	$2.8	$—
Southwest Energy	3.0	1.8

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between the General Partner and its affiliates (including us), on the one hand, and the Partnership and its other limited partners, on the other hand. The directors and officers of the General Partner have fiduciary duties to manage the General Partner and us, if applicable, in a manner beneficial to our owners. At the same time, the General Partner has a fiduciary duty to manage the Partnership in a manner beneficial to it and its limited partners. Please see “—Review, Approval or Ratification of Transactions with Related Persons” below for additional detail of how these conflicts of interest will be resolved.

Review, Approval or Ratification of Transactions with Related Persons

Our policies and procedures for approval or ratification of transactions with “related persons” are not contained in a single policy or procedure. Instead, they are reflected in the general operation of our Board of Directors, consistent with past practice. We distribute and review a questionnaire to our executive officers and directors requesting information regarding, among other things, certain transactions with us in which they or their family members have an interest. Pursuant to our Code of Conduct, our officers and directors are required to abandon or forfeit any activity or interest that creates a conflict of interest between them and us or any of our subsidiaries, unless the conflict is pre-approved by our Board of Directors.

Whenever a conflict arises between the General Partner or its affiliates, on the one hand, and the Partnership or any other partner, on the other hand, the General Partner will resolve that conflict. The Partnership’s partnership agreement contains provisions that modify and limit the General Partner’s fiduciary duties to the Partnership’s limited partners. The partnership agreement also restricts the remedies available to limited partners for actions taken that, without those limitations, might constitute breaches of fiduciary duty.

The General Partner will not be in breach of its obligations under the partnership agreement or its duties to the Partnership or its limited partners if the resolution of the conflict is:

•	approved by the General Partner’s conflicts committee, although the General Partner is not obligated to seek such approval;

•

approved by the vote of a majority of the Partnership’s outstanding common units, excluding any common units owned by the General Partner or any of its affiliates (affiliates of the General Partner currently own all of the Partnership’s outstanding common units);

•	on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties; or

•

fair and reasonable to the Partnership, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to the Partnership.

The General Partner may, but is not required to, seek the approval of such resolution from the conflicts committee of its board of directors. If the General Partner does not seek approval from the conflicts committee and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third or fourth bullet points above, then it will be presumed that, in making its decision, the board of directors acted in good faith and in any proceeding brought by or on behalf of any limited partner of the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in the partnership agreement, the General Partner or its conflicts committee may consider any factors they determine in good faith to consider when resolving a conflict. When the partnership agreement provides that someone act in good faith, it requires that person to believe he is acting in the best interests of the Partnership.

Director Independence

Messrs. Crisp, Davis, Evans, Redd and Tong and Ms. Fulton are our independent directors under the NYSE’s listing standards. Our Board of Directors examined the commercial relationships between us and companies for whom our independent directors serve as directors or with whom family members of our independent directors have an employment relationship. The commercial relationships reviewed consisted of product and services purchases and product sales at market prices consistent with similar arrangements with unrelated entities.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. The charter, among other things, provides that the Audit Committee has authority to appoint, retain and oversee the independent auditor and is available on our website at http://ir.targaresources.com/trc/documentdisplay.cfm?DocumentID=7955. Messrs. Tong and Redd and Ms. Fulton are the current members of our Audit Committee.

In this context, the Audit Committee:

•

reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with PricewaterhouseCoopers LLP, our independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence from the Company and its subsidiaries, and has discussed with PricewaterhouseCoopers LLP the firm’s independence;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

discussed with the Company’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting;

•

based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC; and

•	approved the selection and appointment of PricewaterhouseCoopers LLP to serve as our independent auditors.

This report has been furnished by the members of the Audit Committee of the Board of Directors:

Audit Committee

Chris Tong, Chairman

Laura C. Fulton

Ershel C. Redd Jr.

The report of the Audit Committee in this report shall not be deemed incorporated by reference into any other filing by Targa Resources Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors of the Company for 2017. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since 2005. The 2016 audit of the Company’s annual consolidated financial statements was completed on February 17, 2017.

The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

We have engaged PricewaterhouseCoopers LLP as our principal accountant. The following table summarizes fees we were billed by PricewaterhouseCoopers LLP for independent auditing, tax and related services for each of the last two fiscal years:

	2016	2015
	(In millions)
Audit fees (1)	$5.5	$4.2
Audit related fees (2)	—	—
Tax fees (3)	0.5	0.8
All other fees (4)	0.4	—

	$6.4	$5.0

(1)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the integrated audit of our annual financial statements and internal control over financial reporting, (ii) the review of our quarterly financial statements or (iii) those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. This information is presented as of the latest practicable date for this proxy statement.
(2)	Audit related fees represent amounts we were billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews of our financial statements and are not reported under audit fees.
(3)	Tax fees represent amounts we were billed in each of the years presented for professional services rendered in connection with tax compliance.
(4)	All other fees represent amounts we were billed in each of the years presented for services not classifiable under the other categories listed in the table above.

The Audit Committee has approved the use of PricewaterhouseCoopers LLP as our independent principal accountant. All services provided by our independent auditor are subject to pre-approval by the Audit Committee. The Audit Committee is informed of each engagement of the independent auditor to provide services to us.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

The affirmative vote of a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2017 Annual Meeting is required for approval of Item 2. Brokers have discretionary authority in the absence of timely instructions from you to vote on this proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the auditors of the Company for 2017.

ITEM THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the “Executive Compensation and Other Information” section of this proxy statement, beginning on page 13. Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy is to pay our executives based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, other companies in the same and closely related industries, and stockholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Item 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation and Other Information” section of this proxy statement. Among the program features incorporated by the Compensation Committee to align with our executive compensation philosophy are the following:

•	annual base salary, which is competitive fixed-cash compensation that is important in attracting and retaining key executives;

•

discretionary annual incentive bonus awards, paid in the form of cash and restricted stock units for 2016, tied to the achievement of annual financial, operational and strategic business priorities to align officers with annual business results;

•	restricted stock unit awards under our stock incentive plan to provide an opportunity for a meaningful and sustained ownership stake and alignment with sustained long-term value creation;

•

for 2017, performance share unit awards under our stock incentive plan to provide a competitive target total direct compensation opportunity substantially contingent on performance relative to the Peer Group;

•	participation in our 401(k), health and welfare plans on the same basis as all of our other employees;

•	“double-trigger” cash change in control payments to help mitigate possible disincentives to pursue value-added transactions; and

•	no perquisites other than minimal parking subsidies.

Section 14A of the Exchange Act requires, among other things, that we provide stockholders with the opportunity to vote to approve, on an advisory basis, our named executive officers’ compensation as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As an advisory vote, Item 3 is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. In particular, to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the 2016 Summary Compensation Table and the other related tables and disclosures.”

Vote Required

The affirmative vote of a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2017 Annual Meeting is required for approval of Item 3. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

ITEM FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Introduction

In addition to the advisory “Say on Pay” vote provided in Item 3 above, Section 14A of the Exchange Act also requires that we provide stockholders with the opportunity to vote to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on Item 4, stockholders may indicate whether future advisory “Say on Pay” votes should occur every three years, every two years or every year. Stockholders may also, if they wish, abstain from casting a vote on this proposal.

After careful consideration of this Item 4, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every year for future advisory votes on executive compensation. The Company has held the advisory “Say on Pay” vote every three years since this frequency was approved by its stockholders in 2011. In 2011 and 2014, holders of 99.9% and 99.5% of the shares present and entitled to be voted approved the proposal, respectively.

Setting a one-year period for holding this stockholder vote will provide a clear, simple means for stockholders to timely express their views our executive compensation program and enable the Board of Directors and the Compensation Committee to determine current stockholder sentiment. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Vote Required

The proxy card provides four options in connection with this proposal (holding the vote every three years, every two years or every one year, or abstaining). Stockholders are not being asked to approve or disapprove the recommendation of the Board of Directors.

Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results on this Item 4. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory “Say on Pay” votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs.

The affirmative vote of a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2017 Annual Meeting is required for the approval of this Item 4. However, because this proposal has three possible substantive responses (every three years, every two years or every one year), if no response receives the affirmative vote of a majority of the shares present and entitled to be voted, we will consider stockholders to have “approved” the frequency selected by a plurality of the shares present and entitled to be voted at the meeting. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR a frequency of ONE YEAR for future non-binding “Say On Pay” stockholder votes on the compensation of our named executive officers.

ITEM FIVE

APPROVAL OF THE AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Introduction

At the Annual Meeting, the stockholders will be asked to approve the Amended and Restated Plan and to reserve 10,000,000 shares of common stock for issuance thereunder. Accordingly, if our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register the 10,000,000 additional shares that will be available for issuance under the Amended and Restated Plan. We believe that implementing the Amended and Restated Plan is advisable in order to ensure that we have an adequate number of shares available in connection with our compensation programs.

The Targa Resources Corp. 2010 Stock Incentive Plan (the “2010 Plan”) was originally adopted by the Company on November 12, 2010, in connection with the Company’s initial public offering. On February 20, 2017, the Board of Directors, subject to the approval of our stockholders, approved the Amended and Restated Plan. If approved by the stockholders, the Amended and Restated Plan will be effective as of the date of the annual meeting (the “Effective Date”). The proposed Amended and Restated Plan is attached hereto as Appendix A.

The use of stock-based awards under the 2010 Plan has been a key component of the Company’s compensation program since the plan’s original adoption in 2010 and is critical to the Company’s ability to attract and retain highly qualified individuals. As of March 20, 2017, 1,022,960 shares remained available for us to issue with respect to new awards under the 2010 Plan, and 2,126,214 shares were subject to outstanding awards under the 2010 Plan. The Company’s successful operation and its ability to create long-term value for the Company’s stockholders depend on the efforts of directors, officers and employees, including management, and the Company believes that it is in its best interest for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions.

The closing market price of the Company’s common stock as of March 20, 2017 was $56.92 per share, as reported on the NYSE.

In addition, the Amended and Restated Plan allows the Company to provide “performance-based compensation” under Section 162(m) of the Internal Revenue Code and the regulations thereunder (“Section 162(m)”) to the extent determined to be appropriate by the Company. Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year, unless the amount qualifies for exemption as “performance-based compensation” under Section 162(m). In addition to certain other requirements, in order to qualify for this exemption, certain stockholder approval requirements must be satisfied. As a result, the Company is asking stockholders as part of this proposal to approve (i) the maximum amount of compensation that may be paid to an individual under the Amended and Restated Plan during any calendar year, (ii) the employees eligible to receive compensation under the Amended and Restated Plan, and (iii) the list of performance criteria that may be used under the Amended and Restated Plan for purposes of granting awards intended to qualify as “performance-based compensation” in the event the Company chooses to seek to structure compensation in a manner that will satisfy the exception to Section 162(m).

The Amended and Restated Plan will not be implemented unless approved by stockholders. If the Amended and Restated Plan is not approved by stockholders, the 2010 Plan will remain in effect in its present form and the Company will continue to grant awards thereunder until the share reserve under the 2010 Plan is exhausted. In addition, no awards can be made under the 2010 Plan after its expiration date, which is November 12, 2020, or, if earlier, after exhaustion of the available share pool thereunder. As a result, if the Amended and Restated Plan is not approved by stockholders at the Annual Meeting, the Company will be limited in its ability to make further long-term equity incentive awards to its employees and directors because the NYSE requires stockholder approval to issue shares of common stock, and the Company may have to provide compensation through other means, including in the form of cash awards, in order to attract and retain qualified personnel.

Description of the Amended and Restated Plan

The following is a description of the principal features of the Amended and Restated Plan. This description does not purport to be a complete description of all of the provisions of the Amended and Restated Plan and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which can be found by reference to Appendix A to this proxy statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the Amended and Restated Plan.

Key Features of the Amended and Restated Plan

Key features of the Amended and Restated Plan include:

•	No discounted options or related awards may be granted (except in connection with certain corporate changes, such as a merger, consolidation or reorganization);

•	No repricing of stock options or stock appreciation rights without stockholder approval (except in connection with certain corporate changes, such as a merger, consolidation or reorganization);

•	Maximum term limit for stock options and stock appreciation rights of 10 years.

•	No automatic vesting of an award solely upon the occurrence of a change in control (except as may be stipulated in the applicable award agreement);

•	No provision for tax gross-ups;

•	No automatic award grants are made to any eligible individual and no reload options may be granted;

•	No liberal share recycling with respect to stock options or stock appreciation rights;

•	No dividends or dividend equivalents may be paid prior to the vesting date of any award to which such dividends or dividend equivalents relate;

•	Except with respect to 5% of shares subject to the new share pool, awards must include a vesting schedule of not less than one year from the applicable date of grant;

•	Awards are subject to potential reduction, cancellation, forfeiture, recoupment or other clawback policies that the Company may adopt;

•

Awards may be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m) of the Code upon stockholder approval of the Eligible Employees, performance goals and maximum annual per person compensation limits; and

•	Awards are generally non-transferrable, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or with the consent of the Compensation Committee.

General

The purpose of the Amended and Restated Plan is to provide a means through which the Company and its Affiliates may attract able persons to serve as members of the Board of Directors or consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Amended and Restated Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates.

The Amended and Restated Plan is intended to achieve this purpose by permitting the grant of a number of different types of awards, including the grant of (i) incentive stock options intended to comply with Section 422 of the Code (“Incentive Options”), (ii) stock options that do not constitute Incentive Options (“Nonstatutory Options” and, together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) phantom stock awards (“Phantom Stock Awards”), (vi) awards of unrestricted shares of common stock (“Bonus Stock Awards”), (vii) other awards related to the Company’s common stock (in terms of being denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to common stock) (“Other Stock-Based Awards”), (viii) dividend equivalents (“Dividend Equivalents”), (ix) cash awards (“Cash Awards”), (x) substitute awards (“Substitute Awards”), (xi) awards, the grant, exercise, vesting or settlement of which are subject to one or more performance standards (“Performance Awards”), and (xii) any combination of such awards (collectively referred to as “Awards”).

Eligibility

Any person who, at the time of grant, provides advisory or consulting services to, or is in an employment relationship with, the Company or any Affiliate, or who is a member of the Board of Directors, (an “Eligible Person”), may be granted Awards under the Amended and Restated Plan. An Award may be granted on more than one occasion to the same person. Any person who is designated by the Compensation Committee to receive an Award under the Amended and Restated Plan will be a “Participant.” Any individual granted an Award which remains outstanding under the Amended and Restated Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Amended and Restated Plan. During 2016, the Company had seven non-employee directors, eleven executive officers, no consultants and approximately 300 other employees who participated in the Amended and Restated Plan.

Limitations on Awards to Covered Employees. In each calendar year during any part of which the Amended and Restated Plan is in effect, a “covered employee” (within the meaning of Section 162(m) of the Code) may not be granted Awards intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code) (a) to the extent such Award is based on a number of shares of common stock (including Awards that may be settled in either cash or shares), relating to more than 2,000,000 shares of common stock, subject to adjustment as provided in the Amended and Restated Plan, and (b) to the extent such Award is designated to be paid only in cash and is not based on a number of shares, having a value determined on the date of grant in excess of $20,000,000.

Non-Employee Director Limitations. During a calendar year, a non-employee director may not be granted Awards under the Amended and Restated Plan (i) relating to more than 35,000 shares of common stock, subject to adjustment as provided in the Amended and Restated Plan, or (ii) if greater, having a value on the date of grant in excess of $750,000; provided, that, the number of shares granted during a single calendar year of the Company to any non-employee director, taken together with any cash fees paid to such non-employee director during such calendar year, shall not, in each case, exceed $1,000,000 in total value.

Administration

The Board of Directors has appointed the Compensation Committee to administer the Amended and Restated Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board of Directors chooses to take action under the Amended and Restated Plan. Unless otherwise limited by the Amended and Restated Plan, Rule 16b-3 of the Exchange Act, any provisions of the Code or other applicable laws, the Compensation Committee has broad discretion to administer the Amended and Restated Plan, interpret its provisions, and adopt policies for implementing the Amended and Restated Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the type or types of Awards to be granted to each Eligible Person and the amount of such Awards (measured in shares of common stock, cash or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the Amended and Restated Plan, terminate, modify or amend the Amended and Restated Plan, and execute all other responsibilities permitted or required under the Amended and Restated Plan. Any action of the Compensation Committee shall be final, conclusive and binding on all persons, including the Company and its subsidiaries, stockholders, Participants and permitted transferees claiming rights from or through a Participant. The Board retains the authority to terminate the Amended and Restated Plan at any time with respect to any shares of common stock for which Awards have not theretofore been granted.

Number of Shares

Subject to adjustment due to recapitalization, reorganization or similar events as permitted under the Amended and Restated Plan, the maximum aggregate number of shares of common stock that may be delivered with respect to Awards under the Amended and Restated Plan shall not exceed, since its original inception as the 2010 Plan, 15,000,000 shares (which aggregate maximum number of shares shall be comprised of 5,000,000 shares originally available under the 2010 Plan and an additional 10,000,000 shares that will become available on the Effective Date). Such total number of shares, less the number of shares previously issued under the 2010 Plan or subject to outstanding Awards, is also available for the issuance of shares of common stock upon the exercise of Incentive Stock Options under the Amended and Restated Plan.

To the extent that an Award lapses, expires, is cancelled, forfeited, exchanged, settled in cash or the rights of its holder otherwise terminate, any shares of common stock subject to such Award (including shares forfeited with respect to Restricted Stock and the number of shares withheld or surrendered in payment of any exercise or purchase price of an Award or any taxes relating to Awards) shall again be available for the grant of an Award under the Amended and Restated Plan. Notwithstanding the foregoing, (A) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or SAR, (B) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (C) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards. If an Award may be settled only in cash, such Award need not be counted against the overall share limitation.

The shares to be delivered under the Amended and Restated Plan shall be made available from authorized but unissued shares of common stock, common stock held in the treasury of the Company, or previously issued shares of common stock reacquired by the Company (including shares purchased on the open market). The fair market value of the common stock on a given date will be the closing sales price of the common stock, as reported on the NYSE composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the common stock are so reported).

Types of Awards

Stock Options. The Company may grant Options to Eligible Persons, including Incentive Stock Options, which comply with Section 422 of the Code and Nonstatutory Options. The exercise price for an Option granted under the Amended and Restated Plan must not be less than the greater of (i) 100 percent of the fair market value of a share of common stock of the Company on the date such Option is granted, or (ii) the par value per share of common stock. With respect to a grant of an Incentive Stock Option that complies with Section 422 of the Code, a Participant must be an employee of the Company (or its subsidiaries), and, immediately before the time the Incentive Stock Option is granted, the Participant may not own stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company or a subsidiary unless, at the time the Incentive Stock Option is granted, the exercise price of the Incentive Stock Option is at least 110 percent of the fair market value of the common stock underlying the Incentive Stock Option. Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. The Compensation Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in previously owned shares or through a cashless exercise, i.e., “net settlement,” a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option) and the methods and forms in which common stock (including common stock issuable pursuant to the Option) will be delivered to a Participant. The Amended and Restated Plan prohibits the Company from repricing Options without the approval of the Company’s stockholders, except in connection with certain adjustments related to recapitalizations and reorganizations of the Company.

SARs. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR, as determined by the Compensation Committee; provided, however, that the grant price of the SAR must not be less than the greater of (i) 100 percent of the fair market value per share of the common stock as of the date of grant of the SAR or (ii) the par value per share of common stock. SARs may be either free-standing or in tandem with other Awards. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, an SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Compensation Committee determines. The term of an SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Compensation Committee determines. The Amended and Restated Plan prohibits the Company from repricing SARs without the approval of the Company’s stockholders, except in connection with certain adjustments related to recapitalizations and reorganizations of the Company.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of common stock subject to restrictions on disposition and an obligation to forfeit and surrender the shares to the Company under certain circumstances imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the Amended and Restated Plan or the applicable award agreement, the holder of a Restricted Stock Award will have rights as a stockholder, including the right to vote the common stock subject to the Restricted Stock Award and to receive dividends on the common stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). Notwithstanding the foregoing, dividends with respect to any Restricted Stock Award (including common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend) will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such dividend has been distributed. During the restricted period applicable to the Restricted Stock Award, the restricted stock subject to the Restricted Stock Award may not be sold, transferred, pledged, exchanged, or otherwise disposed of by the Participant.

Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of common stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award). The Compensation Committee may subject Phantom Stock Awards to restrictions (which may include a risk of forfeiture) to be specified in the award agreement, and those restrictions may lapse at such times determined by the Compensation Committee. Settlement of vested Phantom Stock Awards shall occur upon vesting or upon expiration of the deferral period for such Phantom Stock Awards as specified by the Compensation Committee. Phantom Stock Awards may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the Phantom Stock Awards, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter.

Bonus Stock Awards. The Compensation Committee is authorized to grant Bonus Stock Awards under the Amended and Restated Plan to any Eligible Person on such terms and conditions as the Compensation Committee in its discretion determines to be appropriate. Bonus Stock Awards shall be made in shares of common stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of common stock issued in connection with a Bonus Stock Award shall be determined by the Compensation Committee in its sole discretion.

Other Stock-Based Awards. Eligible Persons may be granted, subject to applicable legal limitations, other Awards related to common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock). Such Other Stock-Based Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of common stock or the value of securities of or the performance of specified Affiliates of the Company. The Compensation Committee will determine the terms and conditions of all such Other Stock-Based Awards, including without limitation, the method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award.

Dividend Equivalents. The Compensation Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, common stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Compensation Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional common stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Compensation Committee may specify. Notwithstanding the foregoing, with respect to Dividend Equivalents granted in connection with another Award, such Dividend Equivalents shall be subject to the same restrictions and a risk of forfeiture as the related Award and shall not be paid unless and until such Award has vested and been earned.

Cash Awards. The Compensation Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award, to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals and/or future service requirements) as the Compensation Committee in its discretion determines.

Substitute Awards. Awards may be granted under the Amended and Restated Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of the merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards that are Options or SARs may have an exercise price that is less than the fair market value of a share of stock on the date of the substitution if such substitution complies with the requirements of Section 409A of the Code and other applicable laws and exchange rules.

Performance Awards. The Compensation Committee may designate that any Award granted under the Amended and Restated Plan shall constitute a Performance Award. A Performance Award is any Award, the grant, vesting, exercisability or settlement of which is subject to one or more performance conditions. Additionally, a Performance Award may be an Award intended to qualify as “performance-based compensation” under Section 162(m) that is granted to a person designated by the Compensation Committee, at the time of grant of the Performance Award, as likely to be a Covered Employee for the fiscal year (a “Section 162(m) Award”). The performance period applicable to any Performance Award will be set by the Compensation Committee in its discretion but will not exceed ten years.

If the Compensation Committee determines that a Performance Award granted to a Covered Employee is intended to be a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award will be contingent upon achievement of a pre-established performance goals based on one or more of the business criteria set forth below; provided, however, that nothing in the Amended and Restated Plan prevents the Compensation Committee from granting Awards to Covered Employee that are not intended to constitute “performance-based compensation” under Section 162(m) or from determining that it is no longer necessary or appropriate for an Award to qualify as such. To allow Awards to qualify as “performance-based compensation,” the Company is seeking stockholder approval of the material terms of the Amended and Restated Plan.

With respect to Awards intended to constitute “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m). All determinations by the Compensation Committee as to the establishment, amount and certification of achievement of performance goals will be made in writing and the Compensation Committee may not delegate any responsibility relating to such Section 162(m) Awards. The Compensation Committee may establish an unfunded pool with the amount of such pool calculated using an objective formula based upon the level of achievement of qualified performance goals for the purpose of granting Section 162(m) Awards and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease the amounts otherwise payable under any Section 162(m) Award. Notwithstanding the foregoing, Options and SARs with an exercise or grant price not less than the fair market value of the Company’s common stock on the date of grant are intended to be Section 162(m) Awards, even if not otherwise contingent upon achievement of a pre-established performance goal or goals.

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, Affiliates, business or geographical units or operating areas of the Company, shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) revenues or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on stockholders’ equity; (4) income, operating income, operating income margin, net income or net income margin; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) general and administrative expenses and operational downtime; (9) capital expenditures and operating costs; (10) net asset value; (11) fair market value of the stock, share price, share price appreciation, total stockholder return or payments of dividends or dividend growth; (12) achievement of savings from business improvement projects and achievement of capital projects deliverables; (13) working capital or working capital changes; (14) operating profit or net operating profit; (15) internal research or development programs; (16) geographic business expansion or market share; (17) corporate development (including licenses, innovation, research or establishment of third party collaborations); (18) performance against sales, environmental, ethics or sustainability targets; (19) safety performance and/or incident rate; (20) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (21) satisfactory internal or external audits; (22) consummation, implementation or completion of a change in control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (23) regulatory approvals or other regulatory milestones; and (24) legal compliance or risk reduction.

Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Compensation Committee including the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

In addition, the Compensation Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events or occurrences during the relevant performance period, which may mean excluding the impact of one or more events or occurrences, as specified by the Committee, for such performance period so long such events are objectively determinable. Any such adjustments shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Section 162(m) Award to fail to qualify as “performance-based compensation” under Section 162(m).

Other Provisions

Tax Withholding. The Company’s tax withholding obligations with respect to an Award may be satisfied by such means and subject to such conditions as the Compensation Committee may determine, in its sole discretion, including, without limitation, the delivery of cash or cash equivalents, common stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Compensation Committee deems appropriate.

Merger or Recapitalization. If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, appropriate adjustments will be made by the Compensation Committee, in its discretion in certain circumstances, as to the number and price of shares subject to an Award under the Amended and Restated Plan, the securities covered by such Award, the aggregate number of shares of common stock available for the issuance of Awards under the Amended and Restated Plan and the maximum annual per person compensation limits on share-based Awards.

Change in Control. Except to the extent otherwise provided in any applicable award agreement, vesting of any Award will not occur solely upon the occurrence of a “change in control” (as defined in the Amended and Restated Plan). In the event a change in control or other changes in the Company or the outstanding common stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change or restructure should occur at any time when there is any outstanding Award, the Compensation Committee may, but shall not be required to, take any one or more of the following actions, which may vary among individual holders and among Awards held by any individual holder: (i) accelerate in whole or in part the time of exercisability of any outstanding Award, (ii) redeem in whole or in part outstanding Awards by requiring the mandatory surrender of such Awards and paying each holder an amount of cash or other consideration per Award equal to the Change in Control Price (as defined in the Amended and Restated Plan), (iii) cancel Awards that remain subject to a restricted period as of the date of a change in control or other such event without payment of any consideration to the Participant for such Awards; or (iv) make such adjustments to Awards then outstanding as the Compensation Committee deems appropriate to reflect such change in control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof and the acceleration of vesting).

Term of the Amended and Restated Plan. No Awards may be granted under the Amended and Restated Plan on or after the tenth anniversary of its effective date. The Amended and Restated Plan shall remain in effect until all Options granted under the Amended and Restated Plan have been satisfied or expired and all other Awards granted under the Amended and Restated Plan have vested or been settled or forfeited.

Amendment. Without stockholder or Participant approval, the Compensation Committee or the Board may amend, alter, suspend, discontinue or terminate the Amended and Restated Plan or the Compensation Committee’s authority to grant Awards under the Amended and Restated Plan, except that any amendment or alteration to the Amended and Restated Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of the NYSE. The Compensation Committee or the

Board may otherwise, in its discretion, determine to submit other such changes to the Amended and Restated Plan to stockholders for approval. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any award agreement relating thereto, except as otherwise provided in the Amended and Restated Plan; provided, that without the consent of an affected Participant, no such Compensation Committee action may materially and adversely affect the rights of such Participant under such Award.

Transferability of Awards. Participants may not transfer Awards except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Compensation Committee. Notwithstanding any provision to the contrary, Incentive Stock Options will not be transferable other than by will or the laws of descent and distribution.

No Repricing of Options or SARs. Other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the Amended and Restated Plan, the Compensation Committee is prohibited from making any adjustment or approving any amendment that reduces or would have the effect of reducing the exercise price of an Option or SAR previously granted under the Amended and Restated Plan, whether through amendment, cancellation and exchange for cash or replacement grants, or other means, unless the Company’s stockholders shall have approved such adjustment or amendment. No reload Options may be granted under the Amended and Restated Plan.

Clawback. The Amended and Restated Plan and Awards issued thereunder are subject to any written clawback policies that the Company, with the approval of the Board of Directors or an authorized committee thereof, may adopt, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards under the Amended and Restated Plan. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Amended and Restated Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

Minimum Vesting Requirements. The Amended and Restated Plan provides that Eligible Persons may not be granted more than 5% of the aggregate number of shares of common stock available on and after the Effective Date pursuant to Awards with a vesting schedule that provides for full vesting in less than one year following the date of grant of applicable Award, subject to the Compensation Committee’s authority to vest Awards earlier, as the Compensation Committee deems appropriate, upon the occurrence of certain corporate events, in the event of a Participant’s termination of employment or service or otherwise as permitted by the Amended and Restated Plan.

Certain United States Federal Income Tax Aspects

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the Amended and Restated Plan. This description is based on current laws in effect as of the date of this proxy statement, which are subject to change (possibly retroactively). The tax treatment of Participants may vary depending on each Participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Amended and Restated Plan.

Tax Consequences to Participants under the Amended and Restated Plan

Options and SARs. Participants will not realize taxable income upon the grant of an Option or an SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise or grant price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or an SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or an SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Stock Option under Section 422 of the Code will not recognize taxable income on the grant of an Incentive Stock Option. Upon the exercise of an Incentive Stock Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Stock Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Stock Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Stock Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Stock Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Stock Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Stock Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Stock Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, the number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Stock Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Stock Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Amended and Restated Plan allows the Compensation Committee to permit the transfer of certain Awards in limited circumstances. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the common stock, the potential for future appreciation or depreciation of the common stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2017, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition.

Other Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a Phantom Stock Award, but rather will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the Phantom Stock Award. The Dividend Equivalents, if any, received with respect to an Award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of a Restricted Stock Award or Bonus Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Internal Revenue Code Section 409A. Awards under the Amended and Restated Plan are generally intended, but not required, to be designed and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an Award under the Amended and Restated Plan fails to comply with Section 409A, payments provided in connection with such Award will be delayed in order to comply with Section 409A of the Code.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or an Affiliate), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its Affiliates) to obtain a deduction for future payments under the Amended and Restated Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the Company (or the ability of one of its Affiliates) to obtain a deduction for amounts paid under the Amended and Restated Plan could be limited by Section 162(m) of the Code. Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt Section 162(m) Awards from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Compensation Committee and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as “performance-based compensation,” the Company is seeking stockholder approval of the material terms of the Amended and Restated Plan, including the maximum amount of compensation that may be paid under the Amended and Restated Plan. Performance Awards intended to be Section 162(m) Awards may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, result in cash compensation that exceeds a specified limitation. Under the terms of the Amended and Restated Plan, in each calendar year during any part of which the Amended and Restated Plan is in effect, a “covered employee” may not be granted Section 162(m) Awards (a) to the extent such Award is based on a number of shares of common stock (including Awards that may be settled in either cash or shares of stock), relating to more than 2,000,000 shares of common stock, subject to adjustment as provided in the Amended and Restated Plan, and (b) to the extent such Award is designated to be paid only in cash and is not based on a number of shares of common stock, having a value determined on the date of grant in excess of $20,000,000. Although the Amended and Restated Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, the Company may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

Grants to Certain Persons

Because Awards granted under the Amended and Restated Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to Eligible Persons. None of the Company’s named executive officers or non-employee directors hold any outstanding Options.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval of Item 5. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve adoption of the Amended and Restated Plan. All members of the Board of Directors are eligible for awards under the Amended and Restated Plan and thus have a personal interest in the approval of the Amended and Restated Plan.

ITEM SIX

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF OUR SERIES A PREFERRED STOCK AND EXERCISE OF OUR OUTSTANDING WARRANTS

General

On March 16, 2016 (the “Closing Date”), the Company sold, in two tranches to investors in a private placement, 965,100 shares of Series A Preferred Stock (the “Preferred Stock”) with detachable Series A Warrants exercisable into a maximum of 13,550,004 shares of our common stock and Series B Warrants exercisable into a maximum of 6,533,727 shares of our common stock (collectively, the “Warrants”) for an aggregate purchase price of $994.1 million in cash.

As of March 20, 2017, Warrants exercisable into a maximum of 19,983,843 shares of our common stock were exercised by their holders and net settled by us for 11,336,856 shares of common stock. As of March 20, 2017, Warrants exercisable into a maximum of 99,888 shares of our common stock were outstanding.

Terms of the Preferred Stock

At any time after March 16, 2028, the holders (the “Holders”) of shares of Preferred Stock (the “Preferred Shares”) may convert their Preferred Shares into a number of shares of common stock equal to, per Preferred Share, the quotient of $1,000 per Preferred Share, subject to certain adjustments (the “Liquidation Preference”), divided by $20.77 (the “Conversion Price”), subject to certain adjustments including customary anti-dilution adjustments. As a result, at any time after March 16, 2028, if the Company has not elected to redeem the outstanding Preferred Shares as described below, the outstanding Preferred Shares will be convertible, subject to the approval of the Issuance Proposal (as defined below), at the option of the holders into 46,466,056 shares of our common stock, which, as of the Closing Date, consisted of approximately 29% of our outstanding common stock. Holders may elect to convert the Preferred Shares in whole or in part, so long as any partial conversion is not for less than 50,000 Preferred Shares, or such lesser amount, if such conversion relates to all of a Holder’s remaining Preferred Shares.

In addition, at any time after March 16, 2028, if the Holders have not elected to convert all of their shares of Preferred Stock, the Company may, subject to the approval of the Issuance Proposal (as defined below), convert all of the Preferred Shares into a number of shares of common stock equal to, per Preferred Share, the quotient of the Liquidation Preference divided by the Conversion Price, subject to certain adjustments including customary anti-dilution adjustments; provided, that in order for the Company to exercise such conversion right, the average volume-weighted average price of the common stock during the preceding 10 trading day period must be greater than 120% of the Conversion Price.

Our common stock is listed on the NYSE and, as a result, we are subject to certain NYSE listing rules and regulations. Section 312.03 (“NYSE Rule 312”) of the NYSE Listed Company Manual requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if the number of shares of common stock issued or issuable upon conversion equals or exceeds 20% of the number of shares of common stock outstanding prior to the issuance or if the number of votes entitled to be cast by such shares of common stock equals or exceeds 20% of the voting power outstanding prior to the issuance. Because the aggregate of (i) the maximum number of shares issuable upon exercise of the outstanding Warrants and the number of shares that have already been issued upon exercise of certain Warrants and (ii) the number of shares of our common stock into which the Preferred Shares will convert, is 57,902,800, or approximately 36% of our outstanding common stock as of the Closing Date, the common stock issuable upon conversion of the Preferred Shares and exercise of the outstanding Warrants above the 20% threshold in NYSE Rule 312 requires the approval of the Company’s stockholders. As a result, the conversion of the Preferred Shares and exercise of the outstanding Warrants above the 20% threshold is conditioned on the approval by the Company’s stockholders of the issuance of such shares under NYSE Rule 312 (the “Issuance Proposal”).

The Company agreed to use its commercially reasonable efforts to seek stockholder approval for the issuance of shares of common stock upon conversion of the Preferred Shares and exercise of the Warrants above the amount that the Company may issue without such stockholder approval. If the Company is unable to obtain such stockholder approval by March 16, 2023, the Company will pay to the Holders (on a pro rata basis across all such Holders) an amount equal to $50,000 per day until such approval is obtained.

At any time after March 16, 2021, the Company may redeem the Preferred Shares, in whole or in part (but not less than 100,000 Preferred Shares, or such lesser amount, if such redemption relates to all of a holder’s remaining Preferred Shares), for an amount equal to, per Preferred Share, the Liquidation Preference multiplied by 110% if on or prior to March 16, 2022, and 105% thereafter.

So long as any Preferred Shares are outstanding, the affirmative vote or consent of the Holders of at least a majority (or, in the case of any amendment, modification, alteration or supplement to, the certificate of incorporation of the Company or the Certificate of Designations filed on March 16, 2016 with the Secretary of State of the State of Delaware which, among other things, established the rights and preferences of the Preferred Shares (the “Certificate of Designations”) pursuant to clause (v) below that materially and adversely affects the economic terms of the Preferred Shares of any Holder, 80%) of the outstanding Preferred Shares, voting together as a separate class, will be necessary for effecting or validating: (i) any issuance of stock senior to the Preferred Shares, (ii) any issuance or increase by any of the Company’s consolidated subsidiaries of any issued or authorized amount of, any specific class or series of securities, (iii) any issuance by the Company of stock on a parity with the Preferred Shares, subject to certain exceptions, (iv) any incurrence of indebtedness by the Company and its consolidated subsidiaries for borrowed monies, other than under the Company’s existing credit agreement and the Partnership’s existing credit agreement (or replacement commercial bank credit facilities) in an aggregate amount up to $2.75 billion, or indebtedness that complies with a specified fixed charge coverage ratio, and (v) any amendment, modification or alteration of, or supplement to, the certificate of incorporation of the Company or the Certificate of Designations that would materially and adversely affect the rights, preferences, privileges or voting powers of the Preferred Shares or any Holder. However, the foregoing rights of the Holders will not restrict any of the following actions, subject to certain terms: (a) the Company and any of its controlled affiliates entering into joint ventures with third parties, (b) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company or any of its subsidiaries, or (c) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company and any joint ventures, partnerships or other minority owned entities in which the Company or its subsidiaries have an equity or other interest, in each case which exist as of the Closing Date.

For information regarding the Preferred Stock and the terms thereof (including a copy of the Certificate of Designations), please see the Current Report on Form 8-K/A filed by the Company on March 17, 2016.

Purpose of the Equity Issuance and Use of Proceeds

The purpose of the Issuance Proposal is to approve the issuance to the Purchasers of our common stock upon conversion of the Preferred Shares and exercise of the outstanding Warrants above the 20% threshold as established by the NYSE rules. The proceeds from the original issuance of the Preferred Shares were used to repay indebtedness and for general corporate purposes. The original issuance of the Preferred Shares was done at a time of volatility in the commodity and capital markets, and allowed us to improve our balance sheet with an attractive equity funding source relative to the public equity sources that existed at the time.

Consequences if the Issuance Proposal is Approved

In the event that Company stockholders approve the Issuance Proposal, the Preferred Shares may convert into up to 46,466,056 shares of our common stock and the outstanding Warrants may be exercised into a maximum of 11,436,744 shares of our common stock (including those that have already been issued), which together would represent approximately 30% of our outstanding common stock as of March 20, 2017. As a result of any such conversion, existing Company stockholders will incur dilution to their voting interests and will own a smaller percentage of our outstanding common stock.

Consequences if the Issuance Proposal is Not Approved

In the event that Company stockholders do not approve the Issuance Proposal, the Preferred Shares will remain outstanding and will not convert into our common stock. We intend to submit a proposal to our stockholders to approve the issuance of common stock in respect of the conversion of the Preferred Shares at each subsequent annual meeting until the Issuance Proposal is approved by the Company stockholders unless the Company exercises its optional redemptions rights and redeems all of the Preferred Shares at any time after March 16, 2021.

If the Company is unable to obtain such stockholder approval by March 16, 2023, the Company will pay to the Holders (on a pro rata basis across all such Holders) an amount equal to $50,000 per day until such approval is obtained. Failure to receive approval by such date would therefore increase our general and administrative expenses, funds that we believe would be better spent on our operations and projects.

We also believe that failure to obtain stockholder approval of this proposal could jeopardize our future financing prospects because prospective purchasers of our securities may consider our stockholders as unsupportive of financings approved by our Board, and may be reluctant to purchase securities deemed at risk of not becoming convertible in full into common stock.

In addition (assuming we do not exercise our optional redemptions rights and redeem all of the Preferred Shares), the Preferred Shares will remain outstanding in accordance with their respective terms and for so long as the Preferred Shares remain outstanding:

•	we will be required to pay dividends on the Preferred Shares at an annual rate equal to 9.5%;

•

if dividends payable on all outstanding Preferred Shares have not been declared and paid, we will not be permitted to declare or pay dividends with respect to, or redeem or repurchase, any of our junior securities or parity securities, subject to limited exceptions;

•

each Preferred Share will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of our company and, accordingly, no payments will be made to holders of our common stock upon any liquidation of our company unless the full liquidation preference on the Preferred Shares is paid; and

•	the holders of the Preferred Shares will have certain other voting and consent rights set forth above under “—Terms of the Preferred Stock.”

Vote Required

The affirmative vote of a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2017 Annual Meeting is required for approval of Item 6. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. In accordance with NYSE rules and regulations, no shares issued or issuable in connection with the Issuance Proposal (shares of common stock issuable upon conversion of the Preferred Shares or upon exercise of the Warrants) are eligible to vote on this proposal. To that end, in calculating the votes for Item 6, the number of shares of common stock issued upon exercise of the Warrants as of the record date for determining stockholders entitled to vote at the 2017 annual meeting will be subtracted from the total number of affirmative votes for the Issuance Proposal and also from the total number of votes in connection with the Issuance Proposal. Please see “Quorum and Voting—Vote Required” for further information regarding the impact of abstentions and broker non-votes.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the Issuance Proposal.

STOCKHOLDER PROPOSALS fOR 2018; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for action at the 2018 annual meeting of Stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than November 29, 2017, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

Any stockholder of the Company who desires to submit a proposal for action at the 2018 annual meeting of stockholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between January 22, 2018 and February 21, 2018, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 21, 2018, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

“Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. When recommending director candidates, the Nominating and Governance Committee considers and reviews each candidate’s relevant skills and experience, business judgment, service on boards of directors of other companies, personal and professional integrity, including commitment to the Company’s core values, openness and ability to work as part of a team, the overall variety and mix of experience, skills, attributes and viewpoints of the Board of Directors, taken as a whole, willingness to commit the required time to serve as a board member and familiarity with the Company and its industry.

Although the Nominating and Governance Committee does not have a formal policy with respect to diversity, the Committee considers the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board of Directors and endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints. The Nominating and Governance Committee believes it has achieved that balance through the representation on the board of members having experience in various sectors of the energy industry, finance, accounting and investment analysis, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers and shareholders. In addition, the Nominating and Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

The Nominating and Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2018 if that nomination is submitted in writing, between January 22, 2018 and February 21, 2018, to Targa Resources Corp., 1000 Louisiana Street, Suite 4300, Houston, Texas 77002, Attention: Secretary. The Nominating and Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

a)	the nominee’s name, address and other personal information;

b)	the number of shares of each class and series of stock of the Company held by such nominee;

c)	the nominating stockholder’s name, residential address and telephone number, and business address and telephone number; and

d)	all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee’s ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company’s applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Written requests for inclusion of any stockholder proposal should be addressed to Targa Resources Corp., 1000 Louisiana Street, Suite 4300, Houston, Texas 77002, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made by internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Alliance Advisors, LLC to assist in solicitation for an initial fee of $20,000 and the reimbursement of out-of-pocket expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 is being made available to stockholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2017:

OUR PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT www.envisionreports.com/TRGP if you are a shareholder of record, and www.edocumentview.com/TRGP if you are a beneficial owner.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice, this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Targa Resources Corp., 1000 Louisiana Street, Suite 4300, Houston, Texas 77002 or by calling (713) 584-1133. The Annual Report on Form 10-K is also available at the SEC’s website in its EDGAR database at www.sec.gov.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by Computershare Trust Company, N.A. Votes submitted by internet or phone must be received by 12:00 a.m., Central Time, on May 22, 2017. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

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IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Paul W. Chung

Secretary

Houston, Texas

March 28, 2017

Appendix A

AMENDED AND RESTATED

TARGA RESOURCES CORP.

2010 STOCK INCENTIVE PLAN

(As Amended and Restated May 22, 2017)

I. PURPOSE OF THE PLAN

The purpose of the AMENDED AND RESTATED TARGA RESOURCES CORP. 2010 STOCK INCENTIVE PLAN (As Amended and Restated May 22, 2017) (the “Plan”) is to provide a means through which TARGA RESOURCES CORP., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, Other Stock-Based Awards, Dividend Equivalents, Cash Awards, Substitute Awards or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership (including the Partnership), limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as amended or any successor accounting standard.

(c) “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Phantom Stock Award, Bonus Stock Award, Other Stock-Based Award, Dividend Equivalent, Cash Award, or Substitute Award.

(d) “Award Agreement” means any document (including any employment, severance or change in control agreement), in written or electronic form, communicating the terms, conditions and limitations applicable to an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Bonus Stock Award” means an Award granted under Paragraph XI(a) of the Plan.

(g) “Cash Award” means an Award granted under Paragraph XI(d) of the Plan.

(h) “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of one of the following events:

(i) any Person, including a “group” as contemplated by section 13(d)(3) of the Exchange Act (other than an Affiliate), acquires or gains, directly or indirectly, ownership or control (including, without limitation, the power to vote), by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) or more than 50% of the combined voting power of the equity interests in the Partnership or the general partner of the Partnership;

(ii) any Person, including a “group” as contemplated by section 13(d)(3) of the Exchange Act (other than an Affiliate), acquires in any twelve-month period (in one transaction or a series of related transactions) ownership, directly or indirectly, of 30% or more of the outstanding shares of the Company’s voting stock (based upon voting power) or of the combined voting power of the equity interests in the Partnership or the general partner of the Partnership;

(iii) the completion of a liquidation or dissolution of the Company or the approval by the limited partners of the Partnership, in one or a series of transactions, of a plan of complete liquidation of the Partnership;

(iv) the sale or other disposition by the Company of all or substantially all of its assets in or more transactions to any Person other than an Affiliate;

(v) the sale or disposition by either the Partnership or the general partner of the Partnership of all or substantially all of its assets in one or more transactions to any Person other than to an Affiliate;

(vi) a transaction resulting in a Person other than Targa GP or an Affiliate being the general partner of the Partnership; or

(vii) as a result of or in connection with a contested election of Directors, the individuals who were Directors of the Company before such election shall cease to constitute a majority of the Board.

Notwithstanding the foregoing, with respect to an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules and with respect to which a Change in Control will accelerate or otherwise result in payment, “Change in Control” for such purposes shall mean a “change of control event” as defined in the Nonqualified Deferred Compensation Rules, unless otherwise expressly determined by the Committee.

(i) “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Common Stock in any merger or consolidation, (ii) the per share fair market value of the Common Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Common Stock in a dissolution transaction, (iv) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii) or (iv) of this Paragraph II(i) the value per share of the Common Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Paragraph II(i) or in Paragraph XIV(d) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(k) “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(l) “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XIV.

(m) “Consultant” means an individual who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(n) “Covered Employee” means an individual eligible to receive an Award under Paragraph VI who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of Section 162(m) for a specified fiscal year.

(o) “Director” means an individual who is a member of the Board.

(p) “Dividend Equivalent” means a right, granted under Paragraph XI(c), to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

(q) An “employee” means an individual (including a Director) in an employment relationship with the Company or any Affiliate.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations under such section.

(s) “Fair Market Value” means, as of any specified date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the closing sales price of the Common Stock on the most recent date on which Common Stock was publicly traded; or (iii) in the event Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Awards types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect a different measurement date or methodology for determining Fair Market Value, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(t) “Incentive Stock Option” means an Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code.

(u) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(v) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(w) “Other Stock-Based Award” means an Award granted under Paragraph XI(b) of the Plan.

(x) “Participant” means an employee, Consultant, or Director who has been granted an Award that remains outstanding, including a Person who is no longer eligible under Paragraph VI to receive an Award.

(y) “Partnership” means Targa Resources Partners LP, a Delaware limited partnership.

(z) “Performance Award” means an Award granted under Paragraph XII of the Plan, the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more Performance Goals or other performance criteria specified by the Committee.

(aa) “Performance Goal” means one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, Affiliates, business or geographical units or operating areas of the Company, shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) revenues or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on stockholders’ equity; (4) income, operating income, operating income margin, net income or net income margin; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) general and administrative expenses and operational downtime; (9) capital expenditures or operating costs; (10) net asset value; (11) Fair Market Value of the Stock, share price, share price appreciation, total stockholder return or payments of dividends or dividend growth; (12) achievement of savings from business improvement projects and achievement of capital projects deliverables; (13) working capital or working capital changes; (14) operating profit or net operating profit; (15) internal research or development programs; (16) geographic business expansion or market share; (17) corporate development (including licenses, innovation, research or establishment of third party collaborations); (18) performance against sales, environmental, ethics or sustainability targets; (19) safety performance and/or incident rate; (20) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (21) satisfactory internal or external audits; (22) consummation, implementation or completion of a Change in Control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (23) regulatory approvals or other regulatory milestones; and (24) legal compliance or risk reduction. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee including the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

(bb) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof, or other entity.

(cc) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(dd) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.

(ee) “Rule 16b-3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(ff) “Securities Act” means the Securities Act of 1933, as amended. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations under such section.

(gg) “Section 162(m) Award” means a Performance Award granted under Paragraph XII(b) of the Plan to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m).

(hh) “Section 162(m)” means section 162(m) of the Code and Treasury Regulation § 1.162-27, as amended from time to time, and any other guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(ii) “Stock Appreciation Right” or “SAR” means a right granted under Paragraph VIII to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.

(jj) “Substitute Award” means an Award granted under Paragraph XI(e) in substitution for a similar award as a result of certain business transactions.

(kk) “Targa GP” means Targa Resources GP LLC, the general partner of the Partnership.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan as set forth herein constitutes an amendment and restatement of the Targa Resources Corp. 2010 Stock Incentive Plan, as amended from time to time (the “2010 Plan”), originally adopted by the Company and previously approved by the Company’s stockholders effective as of November 12, 2010, and shall supersede and replace in its entirety such plan. The Plan shall be effective as of May 22, 2017, the date of its approval by the stockholders of the Company at the Company’s 2017 annual meeting of stockholders (the “Effective Date”). No further Awards may be granted under the Plan after 10 years from the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have vested or been settled or forfeited or satisfied or expired.

IV. ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board. In the absence of the Board’s appointment of a committee to administer the Plan or upon the Board’s election, the Board shall serve as the Committee, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Notwithstanding the foregoing, unless otherwise determined by the Board, the Committee shall be comprised solely of two or more members of the Board who are (i) “outside directors” (within the meaning of Section 162(m)), (ii) “non-employee directors” (within the meaning of Rule 16b-3), and (iii) “independent” (within the meaning of the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules).

(b) Powers. Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have authority, in its discretion, to determine (i) which employees, Consultants, or Directors shall receive an Award, (ii) the time or times when such Awards shall be made, (iii) the type of Awards that shall be made, and (iv) the number of shares or amount of cash to be subject to each Award or the other value of each Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, this shall include the power to (i) construe the Plan and the respective Award Agreements, (ii) prescribe rules and regulations relating to the Plan, (iii) determine the terms, restrictions, and provisions of each Award Agreement, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, (iv) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Common Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award, (v) determine the treatment of an Award upon a termination of employment or other service relationship, (vii) impose a holding period with respect to an Award or the shares of Common Stock received in connection with an Award, and (viii) make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be final, conclusive and binding on all Persons.

(d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chairman of the Board or the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any Person who is not subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation to the Chief Executive Officer may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chairman of the Board or the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be final, conclusive and binding on all Persons.

(e) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(f) Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Paragraph V; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a) Shares Subject to the Plan. Subject to adjustment in a manner consistent with Paragraph XIV, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed, since its original inception as the 2010 Plan, 15,000,000 shares (which aggregate maximum number of shares shall be comprised of the 5,000,000 shares originally available under the 2010 Plan and an additional 10,000,000 shares that became available as of the Effective Date). Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.

(b) Application of Limitation to Grants of Awards. Subject to Paragraph V(c), no Award may be granted if the number of shares of Common Stock that may be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under the Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered. To the extent that an Award lapses, expires, is cancelled, forfeited, exchanged, settled in cash or the rights of its holder otherwise terminate, any shares of Common Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or any taxes relating to Awards) shall again be available for the grant of an Award under the Plan. Notwithstanding the foregoing, (A) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or SAR, (B) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (C) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards. If an Award may be settled only in cash, such Award need not be counted against the share limitation under Paragraph V(a).

(d) Per Person Award Limitations. During a calendar year, a Covered Employee may not be granted Awards intended to be Section 162(m) Awards (i) to the extent such Award is based on a number of shares of Common Stock (including Awards that may be settled in either cash or shares of Common Stock) relating to more than 2,000,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Paragraph XIV, and (b) to the extent such Award is designated to be paid only in cash and is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $20,000,000. If an Award is cancelled, then the cancelled Award shall continue to be counted toward the applicable limitation in this paragraph to the extent required by Section 162(m).

(e) Director Award Limitations. During a calendar year, a non-employee Director may not be granted Awards under the Plan (i) relating to more than 35,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Paragraph XIV, or (ii) if greater, having a value (determined based on the grant date fair value of any such Award for financial reporting purposes) on the date of grant in excess of $750,000; provided, however, that the number of shares of Common Stock granted during a single calendar year of the Company to any non-employee Director, taken together with any cash fees paid to such non-employee member of the Board during such calendar year, shall not, in each case, exceed $1,000,000 in total value (calculating the value of any such shares based on the grant date fair value of such shares for financial reporting purposes and excluding, for this purpose, the value of any dividend or dividend equivalent payments paid pursuant to any shares of Common Stock granted in a previous calendar year). Notwithstanding the foregoing, the limits set forth in this Paragraph V(e) shall be without regard to grants of Awards, if any, made to a non-employee Director during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a Director.

(f) Stock Offered. The shares of Common Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock, (ii) Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

VI. ELIGIBILITY

Awards may be granted only to Persons who, at the time of grant, are employees, Consultants, or Directors; provided, that, any such Person must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such Person is granted an Award that may be settled in Stock. An Award may be granted on more than one occasion to the same Person, and, subject to the limitations set forth in the Plan, the Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

VII. STOCK OPTIONS

(a) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to Paragraph XI(e) and Paragraph XIV, such purchase price shall not be less than the greater of (i) the par value per share of the Common Stock, or (ii) 100% of the Fair Market Value per share of Common Stock on the date such Option is granted. The Option, or portion thereof, may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee, and an Option shall be exercisable in whole or in such installments and at such times as determined by the Committee. The purchase price of the Option, or portion thereof, shall be paid in full. The Committee shall determine the methods by which the purchase price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Common Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock.

(b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(c) Special Limitations on Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of section 422 of the Code. Incentive Stock Options shall not be granted more than 10 years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) on the date immediately preceding the date such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. If a Participant shall make any disposition of shares of Common Stock issued pursuant to an Incentive Stock Option under the circumstances described in section 421(a) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within 20 days thereof.

VIII. STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. An Award may be in the form of a SAR. SARs may be either free-standing or in tandem with other Awards.

(b) Exercise Price. Except as provided in Paragraph XI(e) and Paragraph XIV, the exercise price for a SAR shall not be less than the greater of (i) the par value per share of the Common Stock, or (ii) 100% of the Fair Market Value per share of Common Stock on the date such SAR is granted.

(c) Other Terms. Subject to the foregoing provisions, the Committee shall determine the terms, conditions and limitations applicable to any SAR, including, but not limited to, (i) the term of any SAR, (ii) the date or dates upon which the SAR becomes vested and exercisable, (iii) the form of consideration payable upon settlement, (iv) the method by or forms in which shares of Common Stock (if any) will be delivered or deemed to be delivered to Participants, and (v) any other terms and conditions of any SAR. The exercise period for a SAR shall extend no more than 10 years after the date on which such SAR is granted.

(d) Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the difference obtained by subtracting the purchase price with respect to a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR, by (ii) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

IX. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Goals or other performance criteria, (ii) the Participant’s continued employment with the Company or its Affiliates or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion (including, without limitation, a Change in Control), or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. Except as provided in Paragraph XVI(d), while subject to Forfeiture Restrictions, the Restricted Stock may not be sold, transferred, pledged, hedged, margined or otherwise encumbered by the Participant.

(b) Dividends and Splits. Unless provided otherwise in an Award Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Notwithstanding the foregoing, dividends with respect to any Restricted Stock Award (including Common Stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend) shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend has been distributed.

X. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(b) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount based on the then vested amount of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date or dates as may be specified by the Committee in the Award Agreement.

XI. OTHER AWARDS

(a) Bonus Stock Awards. Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

(b) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Paragraph XI(b) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine.

(c) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, with respect to Dividend Equivalents granted in connection with another Award, such Dividend Equivalents shall be subject to the same restrictions and a risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(d) Cash Awards. An Award may be in the form of a Cash Award, either on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under the Plan. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee in accordance with this Plan

(e) Substitute Awards; No Repricing; No Reload. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become eligible to participate in the Plan as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price or purchase price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules, as determined to be appropriate by the Committee. Except as provided in this Paragraph XI(e) or Paragraph XIV, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or purchase price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or purchase price thereof, (iii) exchange any Option or SAR for Common Stock, cash or other consideration when the exercise price or purchase price per share of Common Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any). Reload Options may not be granted under the Plan.

XII. PERFORMANCE AWARDS

(a) Performance Awards Generally. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Plan as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any Performance Goals or other performance criteria applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Paragraph XII(b). Performance goals or other performance criteria may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(b) Section 162(m) Awards. If the Committee determines in its discretion that a Performance Award granted to a Covered Employee shall be designated as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of one or more pre-established Performance Goals (as defined in Paragraph II(aa)) and other terms set forth in this Paragraph XII; provided, however, that nothing in this Paragraph XII or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Performance Awards or other Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(i) Performance Goals. The Performance Goals for Section 162(m) Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the Performance Goal.

(ii) Effect of Certain Events. The Committee may, at the time the Performance Goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and Performance Goals with regard to the business criteria selected will reflect the impact of specified events or occurrences during the relevant performance period, which may mean excluding the impact of one or more events or occurrences, as specified by the Committee, for such performance period. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Section 162(m) Award to fail to qualify as “performance-based compensation” under Section 162(m), as determined to be appropriate by the Committee.

(iii) Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m), the Committee shall establish (A) the individuals who will be granted Section 162(m) Awards, and (B) the objective formula used to calculate the amount of cash or Common Stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a Performance Goal and, if desired, the effect of any events as described in Paragraph XII(b)(ii).

(iv) Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of one or more Performance Goals during the given performance period. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established Performance Goals with regard to the business criteria. If a pool is established, the Committee shall also establish the maximum amount payable to each Covered Employee from the pool for each performance period.

(v) Settlement or Payout of Awards; Negative Discretion. Except as otherwise permitted under Section 162(m), after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Common Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount.

(vi) Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of Performance Goals and performance period with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the amount of cash or Common Stock payable, if any, based on the level of achievement of such Performance Goals, and (C) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing.

(vii) Options and SARs. Notwithstanding the foregoing provisions of this Paragraph XII(b), Options and SARs with an exercise price or purchase price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of one or more pre-established Performance Goals.

(viii) Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with Section 162(m), in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of the Plan as in effect on the date of adoption of any Award Agreement relating to a Section 162(m) Award does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

XIII. PROVISIONS APPLICABLE TO AWARDS

(a) Award Agreements; Minimum Vesting Requirements. Each Award shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Award Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or (iii) membership on the Board, as applicable, or a Change in Control on the Award. The terms and provisions of the respective Award Agreements need not be identical. Notwithstanding any provision of the Plan to the contrary, the Committee shall not award to eligible individuals more than 5% of the aggregate number of shares of Common Stock available under the Plan on and after the Effective Date pursuant to Awards with a vesting schedule that provides for full vesting in less than one year following the date of grant of applicable Award, subject to the Committee’s authority under the Plan to vest Awards earlier, as the Committee deems appropriate, upon the occurrence of certain events described in Paragraph XIV, in the event of a Participant’s termination of employment or service or otherwise as permitted by the Plan.

(b) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Common Stock.

(c) Evidencing Stock. The Common Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e) Additional Agreements. Each Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

XIV. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, the maximum number of shares of Stock available for issuance with respect to Awards and applicable limitations with respect to Awards provided in Paragraph V, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price or exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price or exercise price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals or other performance criteria, as applicable, and (iv) the applicable limitations with respect to Awards provided in Paragraph V to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Paragraph XIV, the Committee shall have complete discretion to make Equitable Adjustments in such manner and to such extent as it deems appropriate with respect to such other event.

(d) Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Paragraph IV and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i) Accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii) Provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the exercise price or purchase price with respect to an Option or SAR, as applicable to such Awards; provided, however, that to the extent the exercise price or purchase price of an Option or SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

(iii) Cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or

(iv) Make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including but not limited to the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Paragraph XIV(d) shall only apply to the extent it is not in conflict with Paragraph XIV(c).

(e) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price or exercise price per share, if applicable.

XV. AMENDMENT AND TERMINATION OF THE PLAN

The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Paragraph XIV will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

XVI. MISCELLANEOUS

(a) Limitation on Rights Conferred under Plan. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award Agreement issued by the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Person the right to continue as a Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Person’s employment or service relationship at any time, (iii) giving any Person any claim to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award.

(b) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Common Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Common Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Common Stock through net settlement or previously owned shares, whether pursuant to an Award Agreement or otherwise, shall be approved by either a committee made up of solely two or more “non-employee directors” (within the meaning of Rule 16b-3) or the full Board. If such tax obligations are satisfied through net settlement or previously owned shares, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(c) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(d) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(e) Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Paragraph XVI(e) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Common Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(f) Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to Awards under the Plan. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(g) Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to eligible persons who are subject to section 16 of the Exchange Act), Section 162(m) (with respect to any Section 162(m) Award) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 162(m) (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3 or Section 162(m)) or section 422 of the Code, in each case, only to the extent such sections of the Code are applicable. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option that is not an Incentive Stock Option for all purposes of the Plan.

(h) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Item 1, FOR Items 2, 3, 5 and 6 and FOR a frequency of one year on Item 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Charles R. Crisp	☐	☐	☐	02 - Laura C. Fulton	☐	☐	☐	03 - Michael A. Heim	☐	☐	☐

04 - James W. Whalen	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	Ratification of Selection of Independent Accountants		☐	☐	☐	3.	Advisory Vote on Executive Compensation	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain			For	Against	Abstain
4.	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	☐	☐	☐	☐	5.	Adoption of the Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan	☐	☐	☐

			For	Against	Abstain
6.	Issuance of Shares of Common Stock upon Conversion of Series A Preferred Stock and Exercise of Warrants		☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all nominees listed in Item 1, FOR Items 2, 3, 5 and 6 and FOR a frequency of one year on Item 4. If any other matters come properly before the meeting, the person named in this proxy will vote in their discretion.

B	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of

Targa Resources Corp. Stockholders

May 22, 2017, 11:00 a.m. Central Time

Wells Fargo Plaza, 1000 Louisiana Street, Suite 4300, Houston, Texas 77002

For meeting directions, please call 713-584-1089

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email. If you choose to elect email delivery, please call toll free 1-800-662-7232 and provide your email address. Holders may also opt for future electronic delivery at www.envisionreports.com/TRGP. Beneficial holders may contact their broker and make this request.

Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy materials, thus saving trees, energy used and solid waste.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Targa Resources Corp.

Notice of 2017 Annual Meeting of Stockholders

1000 Louisiana Street, Suite 4300, Houston, Texas 77002

The undersigned stockholder of Targa Resources Corp. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2017 Annual Meeting of Stockholders and the Form 10-K for the fiscal year ended December 31, 2016 and hereby appoints Jeffery J. McParland and Paul W. Chung, or either of them, as proxies, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Targa Resources Corp. to be held on May 22, 2017 or at any postponement or adjournment thereof.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any postponement or adjournment thereof. Should the undersigned be present and choose to vote at the Annual Meeting, and once the Corporate Secretary is notified of the decision to terminate this proxy, then the power of the proxies will be terminated.

Continued and to be signed on the reverse side.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.